                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY
                                                                  --------------



                         PURCHASE AND SUPPLY AGREEMENT
                         -----------------------------

                                    Between

                             SPRINT SPECTRUM L.P.,
                                     Owner


                                      and


                         QUALCOMM Personal Electronics,
                                     Vendor



                                      and


                             QUALCOMM Incorporated,
                                   Guarantor

                                      and

                             SONY ELECTRONICS INC.
                                   Guarantor



                           Dated as of June 21, 1996

The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.

                       PURCHASE AND SUPPLY AGREEMENT
                       -----------------------------


            This Purchase and Supply Agreement (the "Agreement") dated as of June 21, 1996 (the "Effective Date") by and between QUALCOMM Personal Electronics, a California general partnership (the "Vendor"), Sprint Spectrum L.P., a Delaware limited partnership (the "Owner"), QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM"), and SONY Electronics Inc., a Delaware corporation ("Sony" and together with QUALCOMM, the "Guarantors," each a "Guarantor").

                                 RECITALS:
                                 --------

            WHEREAS, the Vendor has certain rights to use certain proprietary Code Division Multiple Access ("CDMA") technology;

            WHEREAS, the Federal Communications Commission ("FCC") has defined six spectral bands near 1.9 Ghz for use in Personal Communications Services ("PCS") for auction to bidders;

            WHEREAS, the FCC granted to the Owner or certain of its Affiliates PCS licenses to build and operate PCS systems in specified geographic areas in the United States;

            WHEREAS, the Owner desires to purchase certain CDMA subscriber equipment from the Vendor and the Vendor desires to sell such equipment to the Owner in accordance with the terms and conditions of this Agreement;

            WHEREAS, in consideration for the Owner entering into this Agreement the Guarantors as the owners of the Vendor have agreed to guaranty the obligations of the Vendor under this Agreement;

            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Owner and the Vendor hereby agree as follows:

    SECTION 1.  HEADINGS AND DEFINITIONS

            All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any section or clause of this Agreement. References to "third party" or "third parties" will not mean either Party. The meanings given to terms defined in this Agreement are equally applicable to both the singular and the plural forms of such terms. Terms used and/or defined in the Exhibits, appendices or Schedules attached hereto that are not otherwise defined in this Agreement, will have the meanings as set forth in those Exhibits, appendices or Schedules for the purposes of those Exhibits, appendices or Schedules only.
For the purposes of this Agreement, the following definitions apply:

            "AAA" means the American Arbitration Association.
             ---

            "Accessories"  mean those accessories for the Subscriber Units
             -----------
and made generally available to Customers and will include, without limitation, a car kit, cigarette lighter adapter, desktop charger, travel charger, leather case, hand strap and extra batteries (all in accordance with and pursuant to the Specifications) and such other items as are specified in the Specifications or agreed upon by the Parties from time to time. Individually, an
"Accessory".
 ---------

            "Additional Affiliate" has the meaning ascribed thereto in
             --------------------
subsection 12.2.

            "Additional Affiliate Agreement" has the meaning ascribed
             ------------------------------
thereto in subsection 12.3.

            "Additional Affiliate Arrangement" means a formal arrangement
             --------------------------------
between the Owner and a Person to be designated an Additional Affiliate under the terms of this Agreement, which arrangement will include, but not be limited to, agreements on marketing, backhaul, common billing, resale agreements and/or revenue sharing.

            "Affected Products" has the meaning ascribed thereto in
             -----------------
subsection 3.6(b).

            "Affiliates" means the collective reference to the Initial
             ----------
Affiliates and the Additional Affiliates.

            "Agents" means the Owner's agents with resale capability in the
             ------
Territory.

            "Agreement" means this written contract together with all
             ---------
appendices, exhibits and schedules attached hereto, as this Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 11.13 of this Agreement.

            "Annual Minimum Commitment" has the meaning ascribed thereto in
             -------------------------
subsection 3.2(b).

            "Annual Supply Period" has the meaning ascribed thereto in
             --------------------
subsection 3.2(b).

            "Applicable Laws" means, as to any Person, the certificate of
             ---------------
incorporation and by-laws or other organizational or governing documents of such Person, all laws (including, but not limited to, any Environmental Laws), treaties, ordinances, judgments, orders and stipulations of any court or governmental agency or authority and statutes, rules, regulations, orders and interpretations thereof of any federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body (i) applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or (ii) having jurisdiction over all or any part of the Products or otherwise in connection with the Vendor's obligations under this Agreement.

            "Beta Software" has the meaning ascribed thereto in subsection
             -------------
3.2(a).

            "Buffer Stock" has the meaning ascribed thereto in subsection
             ------------
5.1(b).

            "Buffer Stock Commencement Date" has the meaning ascribed
             ------------------------------
thereto in subsection 5.2(d).

            "Business Day" means any day of the year other than a Saturday
             ------------
or Sunday or a United States national public holiday.

            "Catastrophic Defect" has the meaning ascribed thereto in
             -------------------
subsection 3.10.

            "Catastrophic Defect Cure Period" has the meaning ascribed
             -------------------------------
thereto in subsection 3.10(a).

            "Change Order" has the meaning ascribed thereto in subsection
             ------------
3.23.

            "Commencement" has the meaning ascribed thereto in subsection
             ------------
4.2(d).

            "Commencement Date" has the meaning ascribed thereto in
             -----------------
subsection 3.2(a).

            "Consumer Warranty" has the meaning ascribed thereto in
             -----------------
subsection 3.8.

            "Contract Vendors" means the counterparties to Procurement and
             ----------------
Services Contracts.

            "Co-op Marketing Fund" has the meaning ascribed thereto in
             --------------------
subsection 3.4(c).

            "Customer" means any CDMA customer of the Vendor offering
             --------
Products for sale within the Territory (including any CDMA customer outside of the Territory who intends to use or resell Products within the Territory) or any CDMA customer of any of the Vendor's affiliates or subsidiaries offering Products for sale within the Territory.

            "Custom Material" has the meaning ascribed thereto in
             ---------------
subsection 7.9.

            "Defects and Deficiencies," "Defects or Deficiencies" or
             --------------------------------------------------------
"Defective"" means when used with respect to any  Products, such items that
- - -----------
are not (i) new (unless otherwise as specifically set forth in this Agreement) and of good quality and free from improper or inferior workmanship and defects or (ii) otherwise in conformance with the Specifications; provided that
                                                          -------- ----
any Product defect or deficiency caused by the misuse, neglect or other improper handling of a Product or Products by any Person other than the Vendor as described in subsection 3.7(c) will not be deemed a Defect or Deficiency for the purposes hereof.

            "Delay Grace Period" has the meaning ascribed thereto in
             ------------------
subsection 4.2.

            "Delay Period" has the meaning ascribed thereto in subsection
             ------------
4.2(d).

            "Delayed Products" has the meaning ascribed thereto in
             ----------------
subsection 4.2(d).

            "End Date" has the meaning ascribed thereto in Section 2.
             --------

            "Environmental Laws"  means any and all federal, state, local
             ------------------
or municipal laws, rules, orders, regulations, statutes, ordinances, codes, requirements of any Governmental Entity, or requirements of law (including, without limitation, common law) relating in any manner to contamination, pollution, or protection of human health or the environment.

            "Excess Purchase Order" has the meaning ascribed thereto in
             ---------------------
subsection 5.2.

            "Exchange Act" has the meaning ascribed thereto in subsection
             ------------
11.18.

            "FCC Rules and Regulations" has the meaning ascribed thereto in
             -------------------------
subsection 3.20.

            "Financing Interim Period" has the meaning ascribed thereto in
             ------------------------
subsection 10.10.

            "First Annual Minimum Commitment" has the meaning ascribed
             -------------------------------
thereto in subsection 3.2(b).

            "First Sale Date" has the meaning ascribed-thereto in
             ---------------
subsection 3.10(a).

            "First System" has the meaning ascribed thereto in subsection
             ------------
4.2(d).

            "FOB point" means the dock or other distribution point of the
             ---------
Vendor's then applicable manufacturing facility or facilities or as otherwise mutually agreed between the Parties from time to time.

            "Force Majeure" has the meaning ascribed thereto in subsection
             -------------
11.17.

            "Forecast" has the meaning ascribed thereto in subsection 5.1.
             --------

            "Forecast Period" has the meaning ascribed thereto in
             ---------------
subsection 5.1.

            "Governmental Entity" means any nation or government, any
             -------------------
state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government within the Territory.

            "Independent Auditor" means any of the Persons set forth on
             -------------------
Schedule 1 or any Person otherwise mutually agreeable to the Parties other than the then acting Independent Public Accountant.

            "Independent Public Accountant" has the meaning ascribed
             -----------------------------
thereto in subsection 3.3(b).

            "Infrastructure Equipment" means any radio subsystem or any
             ------------------------
combination of radio subsystems that handle the Owner's PCS radio traffic in a cell or cells within any given Owner PCS System and all other telecommunications equipment which is necessary to the functioning of any such radio subsystem(s) (i) with any other radio subsystem or (ii) otherwise within the Nationwide Network or any part thereof.

            "Initial Affiliates" means the collective reference to each of
             ------------------
the Persons set forth on Schedule 2.

            "Initial Affiliate Agreement" has the meaning ascribed thereto
             ---------------------------
in subsection 12.1

            "Initial Subscriber Units" has the meaning ascribed thereto in
             ------------------------
subsection 3.2(a).

            "Initial Term" has the meaning ascribed thereto in Section 2.
             ------------

            "Intellectual Property Rights" has the meaning ascribed thereto
             ----------------------------
in subsection 7.1.

            "Late Amount" has the meaning ascribed thereto in subsection
             -----------
3.4(a).

            "Late Postponement" has the meaning ascribed thereto in
             -----------------
subsection 5.2(c).

            "Launch Units" has the meaning ascribed thereto in subsection
             ------------
4.2(a).

            "Mark" has the meaning ascribed thereto in subsection 3.15.
             ----

            "Material Accessories" means, with respect to each Subscriber
             --------------------
Unit, the desktop charger (and the plug therefor), handstrap and the battery.

            "MFC Certificate" has the meaning ascribed thereto in
             ---------------
subsection 3.3(b).

            "Nationwide Network" means all of the PCS Systems built or to
             ------------------
be owned and/or operated by the Owner or its Affiliates in North America.

            "NDAB" means the New Development Advisory Board established
             ----
pursuant to subsection 3.18.

            "New Products" has the meaning ascribed thereto in subsection
             ------------
3.11.

            "Non-Conforming Products" has the meaning ascribed thereto in
             -----------------------
subsection 3.22(b).

            "North America" means the United States, Canada (including the
             -------------
Province of Quebec) and Mexico.

            "NTF Products" or "No Trouble Found Products" means Products
             -------------------------------------------
returned to the Vendor pursuant to subsection 3.9(a) which the Vendor has, in good faith and only after applicable testing, found not to be Defective.

            "OEM Customer" means (i) QUALCOMM and Sony Corporation and
             ------------
their respective subsidiaries and affiliates, (ii) any foreign affiliate of the Vendor which is selling Products outside of the Territory for use and/or resale outside of the Territory and (iii) a manufacturer of telecommunications equipment and a purchaser of products from the Vendor that is not a provider of cellular and/or PCS services (other than such a manufacturer and purchaser that holds only a minority non-controlling interest in any such provider) in the Territory or elsewhere, and that either (i) purchases private-labelled products (i.e., labelled with the OEM Customer's brand name or trademark) from the
 ----
Vendor for the primary purpose of reselling such products on a wholesale basis into channels of distribution, or (ii) is purchasing products from the Vendor primarily for the purpose of supplying and/or reselling such products to its customers that purchase telecommunications equipment for resale and use outside the Territory.

            "Operating Subsidiary" means an entity (i) at least fifty-one
             --------------------
percent (51%) owned or controlled by an other entity, (ii) operating in the telecommunications industry and (iii) having assets of at least twenty five million dollars ($25,000,000).

            "Originally Scheduled Supply Period" has the meaning ascribed
             ----------------------------------
thereto in subsection 3.2(c).

            "Owner Defined Feature" means (a) the features listed on
             ---------------------
Schedule 5 and (b) any feature, enhancement, modification or upgrade to or to be added to any Product (i) which is not currently listed on or described in Exhibit A1 or Exhibit A2, (ii) which is, after the Effective Date, specifically requested in writing by the Owner to the Vendor to be added to any Product pursuant to and in accordance with the terms of this Agreement, (iii) which is not otherwise made generally available to the Vendor's Customers and (iv) which is developed by the Vendor for the Owner based solely upon the initiation of the Owner.

            "Owner Event of Default" has the meaning ascribed thereto in
             ----------------------
subsection 10.8.

            "Owner's Succeeding Entity" has the meaning ascribed thereto in
             -------------------------
subsection 11.19.

            "Parties" means, collectively, the Owner and the Vendor, and
             -------
"Party" will individually mean the Owner or the Vendor.
 -----

            "Partners" means the collective reference to Sprint
             --------
Corporation, a Delaware corporation ("Sprint"), Sprint Enterprises, L.P., a Delaware limited partnership, Tele-Communications Inc., a Delaware corporation, TCI Network Services, a Delaware general partnership ("TCI"), Comcast Corporation, a Delaware corporation, Comcast Telephony Services, a Delaware general partnership ("Comcast"), Cox Communications, Inc., a Delaware corporation, and Cox Telephony Partnership, a Delaware general partnership ("Cox").

            "PCS" has the meaning ascribed thereto in the second Recital.
             ---

            "PCS System" means all products and other equipment, tools and
             ----------
software, all system element sites and any property located there necessary or desirable to provide PCS in a given specified System Area.

            "Person" means an individual, partnership, limited partnership,
             ------
corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature.

            "Previously Existing Products" has the meaning ascribed thereto
             ----------------------------
in subsection 3.12.

            "Procurement and Services Contract" means a procurement and
             ---------------------------------
services contract entered into, or to be entered into, between the Owner and the counterparty or counterparties thereto in connection with the engineering and construction of PCS Systems or any part thereof, as the same may be amended, supplemented or otherwise modified from time to time.

            "Product Class" has the meaning ascribed thereto in subsection
             -------------
3.10(a).

            "Product Depreciation" means the depreciation in the value of
             --------------------
the relevant Product (based on the prices set forth in Appendix 1) over a straight line five (5) year term from the date of shipment of such Product.

            "Product Enhancements" means modifications or improvements made
             --------------------
to the Products which improve performance of such Products.

            "Products" means all of the Subscriber Units and the
             --------
Accessories provided by the Vendor pursuant to and in accordance with this Agreement.

            "Proprietary Information" has the meaning ascribed thereto in
             -----------------------
subsection 8.2.

            "Proprietary Marks" has the meaning ascribed thereto in
             -----------------
subsection 3.17(b).

            "Purchase Order" means a written order by the Owner to purchase
             --------------
Products pursuant to and in accordance with the terms of this Agreement, each of which will be deemed to incorporate all terms, conditions and provisions of this Agreement unless the Parties expressly agree otherwise.

            "Purchaser" means a Person who purchases Products from the
             ---------
Owner or an Agent as an initial end user of the Product or Products (provided that an Agent that uses the Product will in no event be a
          ----
Purchaser).

            "RF Interference Condition" has the meaning ascribed thereto in
             -------------------------
subsection 3.20.

            "Purchasing Credits" has the meaning ascribed thereto in
             ------------------
subsection 3.6(c).

            "RFP" has the meaning ascribed thereto in subsection 7.9.
             ---

            "Second Annual Minimum Commitment" has the meaning ascribed
             --------------------------------
thereto in subsection 3.2(b).

            "Shipped-to Location" has the meaning ascribed thereto in
             -------------------
subsection 5.2.

            "Shortfall" has the meaning ascribed thereto in subsection
             ---------
3.2(c).

            "Software" has the meaning ascribed thereto in subsection
             --------
7.5(a).

            "Software Enhancements" means modifications or improvements
             ---------------------
made to the Software relating to PCS Products which improve performance of the Software or which provide additional functions to the Software.

            "Sony Branded Product" means any Product which bears a
             --------------------
trademark, insignia, logo or other proprietary mark listed on Schedule 6 if such trademark, insignia, logo or other mark consists of or incorporates the term "Sony" and/or any variations thereof.

            "Sony Corporation" means Sony Corporation, a Japanese
             ----------------
corporation, the parent company of Sony.

            "Specifications" means the specifications and performance
             --------------
standards of the Products contemplated by this Agreement and includes any amendments, modifications and/or other revisions thereto made in accordance with the terms of this Agreement and as more fully set forth in the Exhibits.

            "Stub Period" has the meaning ascribed thereto in subsection
             -----------
3.2(b).

            "Subscriber Unit" means (i) the Vendor's QCP-1900 hand held
             ---------------
portable phone that provides CDMA service in the PCS band, (ii) the Vendor's CM-D600 hand held portable phone that provides CDMA service in the PCS band, and (iii) subsequent portable phone models added pursuant to this Agreement, all in accordance with and pursuant to the Specifications.

            "Succeeding Delay Grace Period" has the meaning ascribed
             -----------------------------
thereto in subsection 4.2(b).

            "System Area" means a major trading area to which the Owner has
             -----------
FCC Licenses to operate PCS services.

            "System Managers" means each of the managers designated by the
             ---------------
Owner and the Vendor, respectively, for the purposes of subsection 11.8.

            "Term" has the meaning ascribed thereto in Section 2.
             ----

            "Territory" means (i) with respect to the Vendor's QCP-1900
             ---------
Subscriber Unit, CM-D600 Subscriber Unit and Accessories therefor, the United States and Canada (including the province of Quebec) and (ii) with respect to subsequent hand held portable models and Accessories therefor added pursuant to this Agreement, such geographical areas as will be mutually agreed to by the Parties (but in any event not less than the United States); provided
                                                            --------
that for Sony Branded Products only, Territory shall not include Canada.
- - ----

            "Third Annual Minimum Commitment" has the meaning ascribed
             -------------------------------
thereto in subsection 3.2(b).

            "Total Minimum Commitment" has the meaning ascribed thereto in
             ------------------------
subsection 3.2(b).

            "Training" has the meaning ascribed thereto in subsection 6.1.
             --------

            "United States" means the fifty states of the United States,
             -------------
the District of Columbia and all United States territories and possessions; provided that for Sony Branded Products only, the term "United States"
         ----
shall mean only the continental United States, Alaska and the District of Columbia.

            "UPC" means the Universal Product Code.
             ---

            "Vendor Event of Default" has the meaning ascribed thereto in
             -----------------------
subsection 10.2.

            "Vendor Indemnities" has the meaning ascribed thereto in
             ------------------
subsection 9.3(a).

            "Vendor Liabilities" has the meaning ascribed thereto in
             ------------------
subsection 9.3(a).

            "Vendor's affiliate","affiliate of the Vendor" or "Vendor's
            ------------------------------------------------------------
affiliates" or the like means any Person which directly or indirectly
- - -----------
controls, or is controlled by, or is under common control with, the Vendor, Sony Corporation or any of Sony Corporation's affiliates and subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person.

            "Vendor's Succeeding Entity" has the meaning ascribed thereto
             --------------------------
in subsection 11.18.

            "Warranty Period" means (x) as to each Subscriber Unit the
             ---------------
period expiring (i) with respect to the Owner, twenty four (24) months after the respective date of delivery of such Subscriber Unit to the FOB point, and
(ii) with respect to a Purchaser, either twenty four (24) months or twelve (12) months (at the election of the Owner in accordance with subsection 3.8) after the respective date of first sale of such Subscriber Unit to such Purchaser and
(y) as to each Accessory, the period expiring (i) with respect to the Owner, twelve (12) months after the respective date of delivery of such Accessory to the FOB point and (ii) with respect to a Purchaser, twelve (12) months after the respective date of first sale of such Accessory to such Purchaser.

      SECTION 2.  TERM

      This Agreement will commence on the date first set forth above and will continue for a period of three (3) years (the "Initial Term") following the initial purchase of production Subscriber Units by the Owner (the "End Date"). The Initial Term of this Agreement may be extended beyond the End Date for successive periods by mutual agreement of the Parties hereto (all such periods plus the Initial Term, the "Term"). The terms, conditions and provisions of this Agreement will apply to all Purchase Orders issued by the Owner for any Products during the Term, unless otherwise agreed by the Parties.

      SECTION 3.  PRODUCT PURCHASES

      3.1  Right to Purchase, Resell and Use.  (a)  During the Term of this
           ---------------------------------
Agreement, the Owner will purchase Subscriber Units and Accessories on a non-exclusive basis from the Vendor pursuant to and in accordance with the terms and conditions of this Agreement. The Vendor understands and agrees that the Owner will purchase Products from the Vendor pursuant to this Agreement for the purpose of reselling such Products to the Owner's Agents and/or Purchasers in accordance with the applicable terms of this Agreement. The Vendor further understands, acknowledges, and agrees that the Products sold hereunder will be used in accordance with their intended purpose on and within the Owner's Nationwide Network. The Owner will use its reasonable efforts to ensure that it will not modify the form, fit, function, specifications, performance or design of the Products (or components or subcomponents thereof) without the express authorization of the Vendor, which authorization, if any, will be provided by the Vendor pursuant to and in accordance with the terms of this Agreement.

      (b) The Vendor hereby grants to the Owner a nonexclusive right to resell the Products within the Territory by means of (i) the Owner's own direct sales utilizing its outbound sales force and/or through retail outlets owned or operated by the Owner, and (ii) resales to Agents, all upon the terms and conditions set forth herein. Subject to Applicable Law, the Owner agrees that, in each contract between the Owner and an Agent, the Owner will use its reasonable commercial efforts to require the Agent to which it supplies, directly or indirectly, Products to resell such Products only to bona fide end users, Purchasers or other Agents and only within the Territory. For the purposes hereof a "bona fide end user" means any Person who is purchasing Products without the intent to resell such Products.

      3.2  Availability of Subscriber Units and Accessories; Minimum
           ----------------------------------------------------------
Commitment.  (a) Subscriber Units and the Accessories therefor may be ordered
- - ----------
by the Owner for delivery at any time during the Term on or after (i) for Subscriber Units (with accompanying Material Accessories), July 1, 1996 (the "Commencement Date"), and for other additional Accessories, the respective dates set forth on APPENDIX 1, in accordance with the lead times and
                   ----------
forecasts set forth in Sections 4 and 5 below; provided that the
                                                        ----
Accessories specifically listed in APPENDIX 1 hereto shall be available
                                   ----------
no later than the dates set forth for such accessories in APPENDIX 1.
                                                          ----------
Notwithstanding the above, the Owner acknowledges and agrees that, unless the Vendor otherwise notifies the Owner in writing to the contrary, the Software contained in any Subscriber Unit manufactured by the Vendor prior to September 24, 1996 may contain "bugs" that may adversely impact the functionality, performance and/or compliance of the Subscriber Unit with the Specifications (such Software being hereinafter referred to as the "Beta Software"). With respect to Subscriber Units forecasted pursuant to subsection 5.1(a) for delivery on or before October 1, 1996 (the "Initial Subscriber Units"), the Vendor will build and hold the Initial Subscriber Units in the Vendor's inventory and will deliver such Initial Subscriber Units in accordance with the provisions of this subsection 3.2(a). Commencing on September 24, 1996 (and assuming that the Owner will have placed Purchase Orders for such Products with the Vendor in accordance with the lead times set forth in this Agreement), the Vendor will deliver to the FOB point on a daily basis (or such other longer time intervals ending before October 8, 1996 as the Vendor may request in writing) those Initial Subscriber Units in which the Vendor has upgraded to the Specifications the Beta Software. On October 8, 1996, the Vendor will deliver to the FOB point any then remaining Initial Subscriber Units still in the Vendor's inventory as of such date (and the Owner will have placed Purchase Orders for such Products with the Vendor in accordance with the lead times set forth in this Agreement). Prior to their respective delivery to the FOB point pursuant to the prior two sentences, the Vendor will upgrade to the Specifications the Beta Software in the subject Initial Subscriber Units. For each of the Initial Subscriber Units so held in the Vendor's inventory and upgraded, the Owner will pay to the Vendor a fee of
[   ] Initial Subscriber Unit to be upgraded to the Specifications, such fee due and payable on the date the invoice for such Products is due and
payable.  The Owner may request in writing that up to [   ] of the Initial
Subscriber Units be delivered (with their accompanying Material Accessories) prior to the dates specified above. Upon such written request, the Vendor will use its reasonable commercial efforts to comply with the dates and quantities specified by the Owner in such request forsuch Initial Subscriber Units to be delivered prior to September 24, 1996; provided that between September 24, 1996
                                       -------- ----
and October 8, 1996, the Owner may request the delivery of any remaining Initial
Subscriber Units (subject to the [   ] limitation set forth above) that have not
been upgraded and were not earlier delivered prior to September 24, 1996. During the period from September 24, 1996 to October 8, 1996 the Owner may request and the Vendor will deliver as many upgraded Specification compliant Subscriber Units as it has so upgraded and otherwise made available pursuant to and in accordance with the forecasting and ordering requirements set forth in this Agreement. With respect to any such Initial Subscriber Unit delivered prior to the dates specified above, (i) acceptance of such Initial Subscriber Units with the Beta Software will be deemed to have occurred upon delivery, (ii) the Vendor makes no warranty with respect to the Beta Software (such Beta Software being delivered on an "AS IS" basis), nor does the Vendor make any warranty with respect to compliance of such Initial Subscriber Units with the Specifications as a result of the fact that such Initial Subscriber Units contain Beta Software; provided that any such Initial Subscriber Unit will be fully
          -------- ----
compliant with all other applicable Specifications and the Vendor's warranties pursuant to subsections 3.7 and 3.8 shall remain in full force and effect except with respect to the effects of such Beta Software, and (iii) the Vendor shall have no obligation to upgrade the Beta Software in such delivered Initial Subscriber Units, but the Vendor agrees to cooperate, to the extent set forth in the next sentence, with the Owner to assist the Owner to upgrade such Beta Software in the field. In the event that there are Initial Subscriber Units containing Beta Software delivered by the Vendor, the Vendor will supply to the Owner, at no charge to the Owner, the computer disks containing the software upgrades and reasonable amounts of training and assistance to permit the Owner to implement a field upgrade of such Beta Software. The provisions of subsection 5.2(c) and subsection 5.2(d) will not apply to Initial Subscriber Units unless and only to the extent that the Owner postpones delivery of any Initial Subscriber Units to a date after October 8, 1996 (in which event, for purposes of applying the provisions of subsection 5.2(c) and subsection 5.2(d), the initial shipment date for such Initial Subscriber Units will be deemed to be October 8, 1996). For the purposes hereof, a "bug" or "bugs" means a Software imperfection, but in any event such Initial Subscriber Units with Beta Software will be able to at least perform the following basic functions: which are "power-up," "power-down," placing calls, receiving calls, perform self-check on power-up, store phone numbers, recall phone numbers and speed dial phone numbers.

      (b) Pursuant to and in accordance with the terms of this Agreement, during the Initial Term of this Agreement the Owner will purchase from the
Vendor not less than [   ] Subscriber Units (the "Total Minimum Commitment").
During the first six (6) months from the Commencement Date (such first six month period and each succeeding twelve (12) month period during the Term an "Annual Supply Period") the Owner will only be required to purchase from the Vendor
[   ] Subscriber Units (the "First Annual Minimum Commitment"). During the
second Annual Supply Period the Owner will only be required to purchase from the
Vendor [   ] Subscriber Units (the "Second Annual Minimum Commitment"). During
the third Annual Supply Period the Owner will only be required to purchase from
the Vendor [   ] Subscriber Units (the "Third Annual Minimum Commitment"; each of the First Annual Minimum Commitment, Second Annual Minimum Commitment, and Third Annual Minimum Commitment, an "Annual Minimum Commitment"). Notwithstanding anything stated in this subsection 3.2(b) to the contrary, in
any given Annual Supply Period the Owner will only have to purchase [   ] of the
respective amounts set forth in the second, third and fourth sentences of this subsection 3.2(b), provided that at any time prior to the termination of the
                   -------- ----
Initial Term (unless earlier terminated in accordance with Section 10) the Owner will have fulfilled its Total Minimum Commitment pursuant to and in accordance with the terms of this Agreement. Pursuant to and in accordance with the
immediately preceding sentence, any amounts (up to [   ]) not purchased, or
otherwise subject to firm Purchase Orders in accordance with this Agreement, by the Owner in any given Annual Supply Period will increase the Annual Minimum Commitment in the next succeeding Annual Supply Period (without any penalty or Shortfall payment by the Owner to the Vendor); provided that for the third
                                               -------- ----
Annual Supply Period any such amounts [   ] will be carried over and into the
remaining period within the Initial Term (the "Stub Period") and must be purchased by the Owner in accordance with the terms of this Agreement during the Stub Period. Prior to the end of the first Annual Supply Period, the second Annual Supply Period and the third Annual Supply Period, the Owner will give the Vendor prior written notice of any election by the Owner to exercise the Owner's
rights under the preceding sentence to purchase less than [   ] of the amount of
the First Annual Minimum Commitment, the Second Annual Minimum Commitment and the Third Annual Minimum Commitment, as applicable, in the respective first Annual Supply Period, second Annual Supply Period and the third Annual Supply Period, as the case may be.

      (c) In the event that the Owner elects, in its sole discretion, not to place Purchase Orders for delivery of Subscriber Units in accordance with the terms of this Agreement in the amounts as set forth in subsection 3.2(b) above (the difference between each of the Annual Minimum Commitments and the amount actually ordered for delivery during each of the relevant Annual Supply Periods set forth in subsection 3.2(b) or otherwise during the Stub Period by the Owner herein referred to as the "Shortfall"), then the amount of the relevant Annual Minimum Commitment for such period (or the residual amount to be purchased in the Stub Period, as applicable) will be reduced (by an amount equal to the amount of the Shortfall for such Annual Supply

Period or the Stub Period, as the case may be) by paying to the Vendor the following amounts per Subscriber Unit which are in any such Shortfall, as full compensation to the Vendor for such a reduction in the applicable Annual Minimum Commitments:



                                                Charge per Subscriber
Amount of Shortfall                             Unit in the Shortfall
- - -------------------                             ---------------------

Shortfall greater than or equal to [   ]        [   ] per Subscriber Unit in
of the applicable Annual Minimum                Shortfall
Commitment

Shortfall greater than or equal to [   ]        [   ] per Subscriber Unit in
and less than [   ] of the applicable           Shortfall
Annual Minimum Commitment

Shortfall greater than or equal to [   ]        [   ] per Subscriber Unit in
and less than [   ] of the applicable           Shortfall
Annual Minimum Commitment

Shortfall less than [   ] of the applicable     [   ] per Subscriber
Annual Minimum Commitment                       Unit in Shortfall

      To the extent there is a Shortfall in any Annual Supply Period or the Stub Period, as the case may be, the Vendor may invoice the Owner for any amounts owed by the Owner to the Vendor pursuant to this subsection 3.2(c) no earlier than 5:00 p.m. on the last Business Day of such period and no later than ninety (90) days from the last Business Day of such period and the Owner will have sixty (60) days to pay any such invoice to the extent the amount of any such invoice is not in good faith dispute between the Parties pursuant to subsection 11.8. To the extent the Owner is required to pay the Vendor amounts as set forth in this subsection 3.2(c) for any Shortfall during any Annual Supply Period, or during the Stub Period, as the case may be, any such amounts once paid by the Owner will be full compensation to the Vendor for such reduction in the Annual Minimum Commitments and the Owner will have no further liability or obligation of any kind to the Vendor for any such reductions in the Annual Minimum Commitments and any such payment will be the Vendor's sole remedy (at law or in equity) for any such reductions in the Annual Minimum Commitments. Nothing set forth in subsections 3.2(b) or 3.2(c) will be construed or interpreted as relieving the Owner of purchasing those amounts of Products projected by the Owner in the first five (5) months of a Forecast which are subject to a firm Purchase Order in accordance with subsection 5.1. For the purpose of subsections 3.2(b) and 3.2(c), any Purchase Order or Excess Purchase Order postponed by the Owner pursuant to subsection 5.2(c) which, as a result of such postponement, would cause the Products subject to such Purchase Order or Excess Purchase Order not to be purchased in the Annual Supply Period (the "Originally Scheduled Supply Period") in which such Products otherwise were to be purchased (but for such postponement), will not be considered to be Purchase Orders for Products ordered for delivery in the Originally Scheduled Supply Period and such Products may be considered as part of any such Shortfall during the Originally Scheduled Supply Period.

      3.3  Most Favored Customer Status.  (a)  With respect to all Products
           ----------------------------
(including any New Products ordered by the Owner pursuant to the terms of this Agreement), the Owner will be deemed the most important and favored Customer of
the Vendor and will always throughout the [   ].  Notwithstanding the
above, the Vendor will not be obligated to provide such priority to Owner if providing such priority either (i) would cause the Vendor, QUALCOMM or Sony (including their respective affiliates) to breach any of their then-existing contracts and/or any Applicable Law, or (ii) if the Owner elects to exercise any of its remedies, as specified in subsection 4.2. At any time during the Term, the Owner will receive Products (including any New Products ordered by the Owner pursuant to the terms of this Agreement) at prices (prior to taking into account price increases due to customization specific to the Owner;
[   ]. For the purposes of subsection 3.3 only, "Customer" will not include any
(i) OEM Customer or (ii) any other Customer who is only receiving Products from the Vendor (or its affiliates) as a piece of a larger telecommunications, engineering and/or design contract (other than with respect to Products sold under a contract(s) with a third party to the extent that (x) the price differential between the Product(s) sold under such third party contract (taking into account corresponding time periods) multiplied by the number of units of
                                         ---------- --
Product(s) to be sold under such third party contract (at a lower price), is (y) greater than [ ] of the total contract value of such third party contract), the primary purpose of which is not the sale or supply of Subscriber Units.

      (b) On an annual basis throughout the Term of this Agreement commencing on the Effective Date, each of the Vendor, Sony and QUALCOMM will be required to audit their pricing of all similar products provided to all of their customers selling or using or intending to sell or use the Products in the Territory in the preceding calendar year and certify to the Owner in a certificate (or in separate certificates) executed by a duly authorized officer of each such entity (the "MFC Certificate") that the Owner has in fact received the prices and availability of Products in accordance with the terms of clause (a) of this subsection 3.3. The annual MFC Certificate delivered to the Owner in accordance with this subsection 3.3(b) will be subject to verification, at the election of the Owner, by any public accounting firm reasonably acceptable to the Owner and listed on Schedule 1 (the "Independent Public Accountant") and at the sole cost and expense of the Party whose position is not supported by the report of the Independent Public Accountant or, if contested, the report of the Independent Auditor. The Independent Public Accountant will in no event disclose to the Owner or any other third party the details of any contract or amendment between the Vendor and any Customer (or between QUALCOMM and any of QUALCOMM's customers or between Sony and any of Sony's customers or between any affiliate and such affiliate's customers) other than details as necessary to summarize terms including, but not limited to, pricing relevant to determinations under subsections 3.3(a) and
(b).

      (c) To the extent that it is determined pursuant to subsection 3.3(b) that the provisions of subsection 3.3(a) have not been complied with, the Owner will have thirty (30) Business Days from receipt of the MFC Certificate (as verified by the Independent Public Accountant, if the MFC Certificate(s) was so subject to verification) to provide the Vendor with a written claim for Product pricing rebates (as measured from the date any Product is delivered at any such lower prices in violation of this subsection 3.3) on future purchases under this Agreement based upon (i) the Independent Public Accountant's calculation of the price differentials between the Vendor's prices for Products (including any New Products) under this Agreement and any lower prices charged by the Vendor, Sony or QUALCOMM, as the case may be, to any other Customer (including customers of either QUALCOMM or Sony (including their respective affiliates) who intend to use or resell, or who actually use or resell, such Products within the Territory) in violation of clause (a) of this subsection 3.3. To the extent that the Vendor, Sony or QUALCOMM, as the case may be, disagrees with any such claim for such pricing rebates made by the Owner pursuant to this subsection 3.3(c), the Vendor will have the right within ten (10) Business Days of receiving the Owner's written rebate claim to submit such claim (including, but not limited to, the Independent Public Accountant's report on which it as based) and the Vendor's written response thereto to an Independent Auditor (other than the Independent Public Accountant) who will have the authority to determine whether, based on the information provided by the Owner and the Vendor, the provisions of subsection 3.3(a) have been complied with. As part of any such submission to the Independent Auditor, either Party may dispute the validity or accuracy of the Independent Public Accountant's report. If the Independent Auditor finds that the Owner's pricing rebate claim is incorrect but that the provisions of subsection 3.3(a) have been violated, then the Independent Auditor will have the right to adjust any such claim as appropriate under such circumstances. The Independent Auditor's determination must be made and delivered to both the Vendor and the Owner within ten (10) Business Days of receiving the request from the Vendor. Such determination once made by the Independent Auditor will be final and binding on the Parties and will not be subject to further modification. The costs and expenses of the Independent Auditor will be borne by the Party whose position is not supported by the Independent Auditor or otherwise equitably under the circumstances.

      3.4  Payment Terms, Taxes and Co-op Marketing Fund.  (a)  Pursuant to
           ---------------------------------------------
and in accordance with the terms of this Agreement, the Vendor will invoice the Owner for Products purchased upon delivery of such Products to the FOB point,
and the Owner will pay all such invoices within [   ] days after the
invoice date unless the Owner disputes (in accordance with subsection 11.8) in good faith either the Vendor's entitlement to, or the amount of, any such invoiced amount. The Owner agrees to pay to the Vendor a late charge for amounts actually due and not paid when due in accordance with the terms of this
Agreement (a "Late Amount") equal to the lesser of [   ] per month,
pro-rata, of the Late Amount, or the maximum amount permitted by Applicable Law; provided that any such late payment penalties will not accrue
              ----
until amounts owed by the Owner to the Vendor are actually late and outstanding and will stop accruing immediately upon the Owner's payment of such Late Amount plus any such accrued late payment penalties. All amounts stated herein and/or otherwise required to be paid under or pursuant to this Agreement are stated in, and will be paid in, U.S. Dollars. In the event that, at any given time,
there are undisputed amounts, in aggregate, of [   ] or more, which the Owner
has failed to pay when due in accordance with the terms of this Agreement, then the Vendor, upon five Business Days prior written notice to the Owner, shall be entitled to, without any penalty or payment obligations, suspend shipping Products.

      (b) The amounts to be paid by the Owner under this Agreement do not include any state, provincial or local sales and use taxes, however designated, which may be levied or assessed on the Products to be sold hereunder. With respect to such taxes, the Owner will either furnish the Vendor with an appropriate exemption certificate applicable thereto or pay to the Vendor, upon presentation of invoices therefor, such amounts thereof as the Vendor may by law be required to collect or pay; provided, however, that the Vendor
                                   --------  -------
will use its reasonable efforts to minimize the amount of any such taxes. The Owner has no obligation to the Vendor with respect to other taxes, including, but not limited to, those relating to franchise, net or gross income or revenue, license, occupation, other real or personal property, and fees relating to importation or exportation of the Products to the FOB point.

      (c)   Throughout the Term the Vendor will contribute cash amounts equal
to [   ] of the invoiced FOB point price of any Subscriber Units (and their included accompanying Material Accessories) so invoiced by the Vendor to the Owner for such Products purchased and paid for by the Owner pursuant to the terms of this Agreement to a separate fund owned by the Owner and designated in writing to the Vendor from time to time by the Owner (the "Co-op Marketing Fund"). Any and all amounts in the Co-op Marketing Fund may be used by the Owner in its sole and absolute discretion for any purpose in connection with the marketing and/or advancement of the Nationwide Network or any part thereof, subject only to the terms of subsection 3.17(b) and Section 8. In accordance with the terms of this subsection 3.4(c), the Vendor must make any such contribution to the Co-op Marketing Fund within ten (10) Business Days of receipt by the Vendor of full payment by the Owner of amounts due under any such invoice for Subscriber Units (and their included Material Accessories). The amount of any such contribution to be made by the Vendor pursuant
to this subsection 3.4(c) will be calculated based upon [   ] of the invoiced
FOB point price for Subscriber Units (and their included Material Accessories) invoiced by the Vendor to the Owner. The failure of the Vendor to make the contributions in cash to the Owner's Co-op Marketing Fund in accordance with and subject to the terms of this subsection 3.4(c) will entitle the Owner to withhold any such amounts from any future Vendor invoices (until such time as the Vendor does make any such required contributions).

      3.5  Delivery.  (a)  All deliveries of Products will be made to the
           --------
FOB point. The Owner will specify the desired method of shipping. Unless otherwise agreed in writing, the Owner will pay for all shipping, freight, insurance and other similar charges incurred in connection with such deliveries. In the absence of written shipping instructions from the Owner, the Vendor will select the carrier and insurance company at the Owner's expense, taking into account the charges levied by the carriers and insurance companies under consideration, and will ship Products utilizing ground transportation; provided that, in the absence of prior shipping
                -------- ----
instructions, the Vendor will use reasonable efforts to contact the Owner to request such shipping instructions prior to making any such selections.

      (b) The Owner will inspect and either accept or reject all Products in whole or in part within ten (10) Business Days after the date of receipt at the delivery location applicable to such Products pursuant to the terms of this Agreement. If the Owner fails to reject any Product delivered within such period, the Owner shall be deemed to have accepted such Product; provided,
                                                                 --------
however, that any such acceptance will in no event limit, modify, waive or
- - -------
otherwise restrict the Owner's rights under the terms, including without limitation the warranty provisions, of this Agreement.

      (c) The Owner may request that the Vendor provide more extensive logistical and distribution capabilities to the Owner, which capabilities the Vendor will use its reasonable commercial efforts to provide. If the Vendor agrees to provide such services, there may be, depending on the level and scope of such services, additional charges to the Owner on a per Product basis. Any such charges will be mutually agreed upon by the Parties during negotiations between the Parties on the provision of any such additional logistical and distribution services beyond those outlined in this subsection 3.5;
provided that, in determining any such charges, the Owner will be
- - -------- ----
deemed the Vendor's most important and favored Customer and will receive such services at prices, on payment terms and subject to all other contract terms on terms no less favorable to the Owner than those offered or available to any other Customer subject to and in accordance with the terms of subsection 3.3.

      3.6  Pricing.  (a)  The Owner will purchase Products from the Vendor
           -------
in accordance with the Product pricing set forth on Appendix 1. The price for Products will be the price in effect on the date of the applicable Purchase Order. Notwithstanding anything to the contrary contained in subsection 3.2(b) or subsection 5.2(c), to the extent the Owner orders or is required to order Subscriber Units during 1996, the Owner will be required to pay the 1996 price (as set forth in Appendix 1) for such Subscriber Units, even if and notwithstanding the fact that the Owner will have moved, or delayed the delivery (pursuant to subsection 3.2(b) or subsection 5.2(c)) of any such first Annual Supply Period Subscriber Units into a succeeding Annual Supply Period or the Stub Period, as the case may be; provided, however, that nothing contained in this sentence will in any
- - --------  -------
way limit or modify the Owner's right to reduce its First Annual Minimum Commitment pursuant to the shortfall mechanisms in subsection 3.2(c);
provided further, however, in the event the Owner so reduces its
- - -------- -------  -------
First Annual Minimum Commitment but does purchase Subscriber Units subsequent to December 31, 1996, then the Owner will be required to pay, for each
Subscriber Unit until such time as the Owner has purchased, in aggregate, [   ]
Subscriber Units, an amount equal to (i) the 1996 price (as set forth in Appendix 1) for such Subscriber Units, less (ii) the amount paid by the Owner to the Vendor (calculated on a per Subscriber Unit basis) pursuant to subsection 3.2(c) as a result of there being a Shortfall in the First Annual Supply Period. Pursuant to the terms of this Agreement the Vendor may, upon not less than sixty
(60) days prior written notice to the Owner, increase its pricing for any of its Products covered by the terms of this Agreement as set forth in Appendix 1 only once in any given Annual Supply Period, in accordance with the most favored customer provisions set forth herein; provided that any such price increase will
                                      -------- ----
in no event be in excess of [   ] above the previously established price as set
forth in Appendix 1 for any such Product; and provided further, that nothing in
                                              -------- -------
this subsection 3.6 will limit or otherwise pertain to a price increase implemented pursuant to a Change Order pursuant to and in accordance with subsection 3.23. In the event of any such price increase the Owner will have the right, but not the obligation, by written notice to the Vendor, to reduce the then remaining unpurchased portion of the applicable Annual Minimum Commitment
by the same percentage [   ] as such price increase in such Annual Supply
Period. For example, if the Vendor pursuant to the terms of this subsection 3.6(a) chose to increase its prices during the First Annual Supply Period by
[   ], then the Owner would have the corresponding right to decrease the then
remaining unpurchased portion of the First Annual Minimum Commitment by [   ].
Initial pricing for new Products not otherwise covered by Appendix 1 or the terms of this Agreement will be established by mutual good faith agreement between the Parties, such agreement to be reached no less than ninety (90) days prior to the commercial availability of any such new Products to any Customer. All such pricing for such new Products will be determined in accordance with the terms of this Agreement, including, but not limited to, the most favored customer provisions set forth herein.

      (b) In the event that the Vendor reduces the price (other than the automatic annual price reductions set forth in Appendix 1 or any price reduction due to a violation of subsection 3.3) of any Product, the Vendor will credit the Owner's accounts payable with an amount equal to the difference between the
reduced price (less the applicable [   ] Co-op Marketing Fund contribution
referenced in subsection 3.4(c)) and the price (less the applicable [   ] Co-op
Marketing Fund contribution referenced in subsection 3.4(c)) in effect immediately prior to such reduction multiplied by the number of units of such Product which were shipped to the Owner during the thirty (30) days immediately prior to such price reduction and which remain in the

Owner's inventory at such time (the "Affected Products"). Within thirty (30) days of such price reduction taking effect, the Vendor will notify the Owner of such price reduction. If the Vendor fails to provide the Owner with such a credit within such thirty (30) day period after notification by the Owner of such quantities remaining in the Owner's inventory, the Owner will be entitled to offset the amount of such credit (calculated in accordance with the immediately preceding sentence) first against the amounts owed for any of the Affected Products, and second against any other amounts due to the Vendor by the Owner pursuant to this Agreement. The Vendor will have the right, but not the obligation, to have an Independent Auditor audit the Owner's calculation of the quantity of Products that remain in the Owner's inventory immediately prior to such price reduction, provided that the Party whose position is not
                         -------- ----
supported by the Independent Auditor will be responsible for the costs and expenses of the Independent Auditor designated pursuant to this subsection 3.6(b).

      (c) The Owner will receive from the Vendor purchasing credits to be applied as a reduction in the purchase price of Subscriber Units (with accompanying Material Accessories) purchased by the Owner in 1998 as follows: for each Subscriber Unit (with accompanying Material Accessories) purchased by
the Owner in 1997, the Owner will receive from the Vendor [   ] credit (the
"Purchasing Credits"). The Purchasing Credits will be applied by the Vendor against purchases by the Owner of Subscriber Units in 1998 as a reduction in the purchase price of such Subscriber Units; provided,
                                                          --------
however the amount of the Purchasing Credits to be applied to reduce the
- - -------
purchase price of any individual Subscriber Unit (with accompanying Material
Accessories) purchased in 1998 will be [   ] or such lesser then remaining
unused amount (if the amount of remaining unused Purchasing Credits is then
less than [   ].

      3.7  Warranty to the Owner.  (a)  The Vendor warrants to the Owner
           ---------------------
that each Product will be, during the applicable Warranty Period, free from Defects or Deficiencies in material and workmanship.

      (b) In the event of any breach of the warranty set forth in subsection 3.7(a) during the applicable Warranty Period, the Vendor will, in accordance with the terms of this subsection 3.7, promptly repair or replace (in accordance with subsection 3.9) the defective or nonconforming Product or otherwise cure any Defects and Deficiencies so that the defective or nonconforming Product will perform in accordance with the Specifications. If the Vendor fails to promptly repair, replace and/or cure such defect or nonconformance, the Vendor will promptly refund any monies paid by the Owner for such Defective Product, less any amounts contributed by the Vendor to the Co-op Marketing Fund relating to such defective Product (such refund to be made no later than the notice to the Owner that it will not repair and replace).
The remedies set forth in this subsection 3.7(b) will be the sole and exclusive remedies in the event of a breach by the Vendor of its obligation under this subsection 3.7.

      (c) No warranty will extend to any Product which has been subjected to misuse, neglect or improper storage or installation by any Person other than the Vendor, its agents, employees, subsidiaries and/or affiliates or which has been used with accessories other than Accessories provided by the Vendor (or expressly authorized in writing by the Vendor for use with the subject Product) or any Product which has been opened, repaired, modified or altered by anyone other than the Vendor or a Vendor authorized repair facility.

      (d) The Owner hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth in this Agreement. During the applicable Warranty Period (in no event less than the Term), Vendor will provide, at Vendor's sole expense, to the Owner telephonic technical support, including a hotline staffed from 7:00 a.m to 10:00 p.m. Eastern time seven (7) days a week.

      3.8  Consumer Warranty.  (a)  In addition to the warranty provided in
           -----------------
subsection 3.7, the Vendor will provide a warranty ("Consumer Warranty") to Purchasers of Sony Branded Products, on the terms and conditions set forth on APPENDIX 3, and to Purchasers of all other Products, on the terms and
- - ----------
conditions set forth on APPENDIX 2.  At the election of the Owner and
                        ----------
upon prior written notice to the Vendor, the Consumer Warranty for Subscriber Units not yet delivered to the FOB point can be extended from twelve (12) months to twenty four (24) months from the date of sale and the forms of the Consumer Warranty set forth on Appendices 2 and 3 (which shall accompany such Subscriber Units, as applicable) shall be appropriately modified to implement the warranty extension for such Subscriber Units. The amount of prior written notice which the Owner must give to the Vendor to implement such a warranty extension shall be mutually agreed upon (in any event not in excess of ninety
(90) days) in each instance, taking into account such factors as printing and packaging lead times, which may vary depending on the number of phones to be subject to such warranty extension, and any other relevant factor. The Parties agree that the Consumer Warranty is made solely by the Vendor and that the Owner makes no warranties with respect to the Products pursuant to this Agreement. In the event any such Purchaser inadvertently or otherwise forwards Products subject to the Consumer Warranty to the Owner, the Owner will have the right to forward such Products to the Vendor and the Vendor will perform its obligations under the Consumer Warranty as if such Purchaser forwarded such Products directly to the Vendor.

      (b) During the Consumer Warranty period the Vendor agrees to allow a Purchaser to return a Subscriber Unit (with the original accompanying Material Accessories) to the Owner or to the locations described in Schedule 4 (or, with respect to Sony Branded Product, to any authorized dealer or service facility, as contemplated by APPENDIX 3) for a replacement thereof by the Vendor
                   ----------
in the event that such Subscriber Unit or any such accompanying Material Accessory suffers from a Defect or Deficiency within ten (10) days after the purchase of such Subscriber Unit (with such accompanying Material Accessories). Upon the Owner's receipt of a Defective Product (and prescribed accompanying Products, if required) from a Purchaser the Owner will have the right to deliver any such Defective Product (and prescribed accompanying Products, if required) to the Vendor and the Vendor will within ten (10) days of its receipt of such Defective Product (and prescribed accompanying Products, if required) from the Owner replace such Defective Product by sending a replacement Product directly to the Owner or its designated agents, or as otherwise mutually agreed by the Parties.

      3.9  Repair and Replacement Services.  (a)  If the Owner claims a
           -------------------------------
breach of warranty under subsection 3.7, it must notify the Vendor of the claimed breach within a reasonable time (in any event during the applicable Warranty Period) after its determination that a breach has in fact occurred. The Owner will allow the Vendor to inspect the Products, at the Owner's location designated for such purpose, or, upon the Vendor's issuance of a return authorization number and at the Vendor's sole expense, the Owner will return via ground transportation such Products to any of the Vendor's designated repair facilities located in the United States and listed on
Schedule 4. Notwithstanding anything to the contrary in this subsection 3.9(a), the Owner agrees to pay to the Vendor the lesser of (i) the Vendor's then current standard cost to refurbish and transport the NTF Product or (ii)
[   ] per NTF Product for each NTF Product actually replaced with a refurbished or new Product by the Vendor, provided that the Owner will have the right, but
                              -------- ----
not the obligation, to designate an Independent Auditor to verify the Vendor's calculation of the quantity of and the Vendor's standard cost to refurbish and transport any such NTF Products received by the Vendor pursuant to this subsection 3.9; provided further that the costs and expenses of the Independent
                -------- -------
Auditor will be borne by the Party whose position is not supported by the Independent Auditor or otherwise equitably under the circumstances.

      (b) Upon request by the Owner for a return authorization, pursuant to subsection 3.7 or 3.8, whether for replacement or for repair of a Product, the Vendor agrees that, within thirty (30) days of such Owner request, it will either issue such return authorization number or provide the Owner in writing with reasons for refusing to issue such return authorization number. In the event that the Vendor fails to provide the return authorization number, or provide written reasons for refusing to do so, the Owner will be permitted to offset the value of any amount paid for the Product against any other amounts owed by the Owner to the Vendor pursuant to this Agreement; provided
                                                            --------
that in the event of any such offset the Vendor may request the return of
- - ----
the subject Product and, in the event of such request, the Owner will return such Product.

      (c) The Vendor will repair Products as soon as practicable after receipt of the Defective Product giving rise to the warranty claim and will maintain a maximum ten (10) day turn-around time to either repair or replace Products. Turn-around time is the time between receipt by the Vendor of the Defective Product and shipment for return by the Vendor of the repaired or replacement Product. When repairing or replacing any Defective Product, the Vendor will maintain the quality of the Product and will not substitute any component thereof with a component of lesser quality or with a component that has a lesser performance standard or capability. Subject to the immediately preceding sentence, the Vendor will be entitled to repair or replace defective Products using refurbished components and refurbished Products.

      3.10  Catastrophic Defects  (a)  Throughout the applicable Warranty
            --------------------
Period for each Product, as applicable to each Product, in the event that (i) in
excess of [   ] of the Products in any class, category or type of Products (a
"Product Class") shipped to the Owner in the initial [ ] period following the first commercial sale by the Vendor to the Owner of such Product (a "First Sale Date") (provided that in any event at least [ ] separate Products) are found to
        -------- ----
be Defective within any consecutive [ ] month period, (ii) in excess of [ ] of the Products in any Product Class shipped to the Owner in the second [ ] month period following the First Sale Date (provided that in any event at least
                                      -------- ----
[ ] separate Products) are found to be Defective within any consecutive [ ] month period or (iii) in excess of [ ] of the Products in any Product Class shipped to the Owner after the [ ] month period following the First Sale Date (provided that in any event at least [ ] separate Products) are found to be
 -------- ----
Defective within any consecutive six (6) month period (any such defect described in clauses (i), (ii) or (iii) above hereinafter referred to as a "Catastrophic Defect") the Owner will notify the Vendor thereof. Upon receipt of such notification, the Vendor will have ninety (90) days in which to determine the cause of and to remedy such Defect (the "Catastrophic Defect Cure Period"). Upon such remediation, the Vendor will promptly repair or replace any and all Products that were subject to the same or similar condition(s) causing such Catastrophic Defect (in the Owner's inventory and any such Products sold by the Owner to Purchasers) with repaired or otherwise replaced Products at the Vendor's sole expense (including, without limitation, all freight and duty payments applicable thereto). In order to accurately determine that any Catastrophic Defect has in fact been cured by the Vendor in accordance with the terms of this subsection 3.10, the Owner will not exercise any of its remedies under this subsection 3.10 against the Vendor until and unless the Defect percentages for any such class, category or type of Products subject to such a Catastrophic Defect, as measured during a ninety (90) day period starting on the date the Vendor commences any such remediation, has failed to fall below the applicable threshold percentages set forth in clauses (i), (ii) or (iii) above.
      (b)  In the event that such Catastrophic Defect is not remedied within the Catastrophic Defect Cure Period in accordance with this subsection 3.10, the Owner will have the right, but not the obligation, to terminate this Agreement and to resell to the Vendor for cash payment any and all Products which are then in the Owner's inventory and which are subject to such Catastrophic Defect or which are subject to the same or similar condition(s) causing such Catastrophic Defect at the price paid (less any applicable amounts contributed by the Vendor to the Co-op Marketing Fund for such Product and less any Product Depreciation) to the Vendor by the Owner, without charge
(including, without limitation, any restock charge) or penalty; provided
                                                                --------
that if the Vendor is diligently pursuing a cure, prior to any such
- - ----
termination the Owner will allow the Vendor an additional fifty (50) days to remedy such Catastrophic Defect (provided further that any such resale
                                 -------- -------
will be implemented at the end of the initial ninety (90) day cure period for such Catastrophic Defect). Regardless of whether the Owner exercises the rights set forth in the immediately preceding sentence, in the event that such Catastrophic Defect is not remedied, the Vendor agrees to reimburse the Owner for any and all reasonable direct out of pocket expenses and costs in excess of any expenses and costs the Owner would have otherwise incurred hereunder in reasonably replacing (using replacement Products with the most comparable features and functionality available at such time) the Owner's or any Purchasers' Products as a result of such Catastrophic Defect and to repurchase from the Owner any Vendor Products repurchased or otherwise recalled by the Owner due to the Vendor's failure to remedy any such Catastrophic Defect.

      (c) In the event the Vendor has failed to perform any of its warranty obligations under the terms of this Agreement and if the Vendor purchases or subcontracts for the manufacture of any part of any Product to be provided hereunder from a third party, the warranties given to the Vendor by such third party will inure, to the extent applicable, permitted by such warranties and permitted by Applicable Law, to the benefit of the Owner, and the Owner will have the right, to the extent permitted by such warranties and Applicable Law, in its sole discretion, to enforce such warranties directly against such third party. The remedies set forth in subsections 3.10(b) and (c) will be the sole and exclusive remedies in the event of a breach by the Vendor of its obligation under subsection 3.10(a) above.

      (d) Notwithstanding that the applicable Warranty Period in respect thereof may have expired, the Vendor will provide repair and maintenance (but not replacement) services as set forth in subsection 3.9 with respect to any Product purchased under this Agreement for a period of five (5) years following the purchase of such Product at its standard commercial prices which will be reasonable, unless (i) such Product has been subjected by a Person other than the Vendor (or any of its subcontractors or suppliers) to misuse, neglect or improper storage or installation or (ii) is in such deteriorated or damaged condition that it cannot reasonably be repaired. In the event that a Product is not repairable, the Vendor will return such Product to the Person who returned such Product (at such Person's cost), with a statement certifying the reasons why such Product cannot be repaired.

      3.11  New Generation of Products.  The Vendor may, from time to time
            --------------------------
during the Term of this Agreement, modify, update or enhance existing or produce new generations, or updated, modified or enhanced versions, of Products sold hereunder ("New Products"). In the event that the Vendor makes such New Products generally available to any of its other Customers, the Vendor will offer to sell such New Products to the Owner on terms and conditions pursuant to and in accordance with subsection 3.3. Notwithstanding anything stated herein to the contrary, no Product subject to a modification which in no way affects the form, fit or functionality of the Product will be deemed a New Product and any such Product will remain a Previously Existing Product.

      3.12  Right to Cease Supply of Obsolete Products.  If the Vendor
            ------------------------------------------
begins selling and making generally available New Products or products to replace or as a substitute for previously existing Products ("Previously Existing Products"), the Vendor may, with the Owner's prior written consent, such consent not to be unreasonably withheld, cease supplying the Previously Existing Products to the Owner under this Agreement by delivering six (6) months' prior written notice to the Owner regarding such cessation; provided that the Vendor will offer to supply to the Owner
           -------- ----
such replacement or substitute Products on terms and conditions pursuant to and in accordance with subsection 3.3; and provided further that the
                                       -------- -------
New Products or replacement or substitute Products maintain performance and functionality equivalent to that previously provided by the Previously Existing Products (unless any such lower performance and/or functionality has been consented to by the Owner, such consent not to be unreasonably withheld). Notwithstanding anything stated herein to the contrary, the Vendor will not be required to provide the Owner notice under this subsection 3.12 or otherwise of any modification to a Product or a component thereof which in no way affects the form, fit and/or functionality of such Product. The Vendor will under no circumstances be entitled to cease supplying such Previously Existing Products which are covered under a then unfilled Purchase Order from the Owner. The Vendor will have no right to cease supplying the Owner under this subsection
3.12 with any such Previously Existing Products so long as the Vendor continues to supply and make available such Previously Existing Products to any other Customer. It is expressly understood by the Owner that the Vendor does intend, not earlier than April 1997, to obsolete the QCP-1900 and the CM-D600 models of Subscriber Units and replace them with a New Product (at the same prices set forth in Appendix 1) in accordance with this subsection 3.12. Such New Product will comply with the specifications as set forth in Exhibit A3. In accordance with this subsection 3.12, the Owner does hereby give its written consent to the substitution of the New Product as specified in Exhibit A3 for any QCP-1900 and/or CM-D600 models of Subscriber Units ordered by the Owner under this Agreement.

      3.13  [Intentionally Omitted].
             ---------------------

      3.14  Right to Return Products. The Vendor agrees that at any time within
            ------------------------
[ ] days immediately prior to the End Date (or the last Business Day of the Term in the event the End Date should be extended pursuant to the terms of this Agreement), in the event that items of a Product are not purchased by Purchasers and remain in the Owner's inventory at such time, the Owner will be permitted, but not required, to return such items to the Vendor; provided that the
                                                      -------- ----
aggregate value of any such Products will not exceed [ ] minus the reasonable actual rework costs incurred by the Vendor for any such Products which were customized for the Owner pursuant to and in accordance with the terms of this Agreement. Upon return of such items to the Vendor, the Vendor will refund to the Owner the price paid for such items (less such rework costs and less any amounts contributed by the Vendor to the Co-op Marketing Fund relating to such returned Products) without charge or penalty or offsetting order, provided that
                                                                  -------- ----
such returned items are new, unused, in the original as shipped by the Vendor to the Owner and are not Previously Existing Products. Such refund (less such rework costs and less any amounts contributed by the Vendor to the Co-op Marketing Fund relating to such returned Products) will be offset against outstanding invoices or, if there are no such invoices, in cash. Any freight and other charges incurred in connection with returning such items to the Vendor within such [ ] day period will be paid by the Owner.

      3.15  Labeling and Logo Changes.  (a)  The exterior of each
            -------------------------
Subscriber Unit and its packaging will bear the technology mark, as specified in Appendix 4, or such other substantially equivalent technology mark as mutually agreed upon by the Parties (a "Mark"). The Mark will be positioned in accordance with Appendix 4. At the Owner's option, and at the Vendor's sole expense, and with appropriate lead times agreed to by the Parties, each Subscriber Unit may be otherwise labeled and/or logoed on the front of the Subscriber Unit below the key pad in accordance with the Specifications.

      (b) The Parties acknowledge that the Owner may want to participate in certain aspects of the Product labeling and the Vendor agrees to design, upon mutual agreement with the Owner as to feasibility, timing and additional cost (subject to the Vendor's obligations as to prices and costs pursuant to subsection 3.3), if any, associated with any such labeling change not otherwise at the Vendor's expense pursuant to the terms of this Agreement including, but not limited to, the Specifications, Product labeling to complement the Owner's marketing effort in accordance with the Owner's instructions.

      3.16  Materials and Equipment.  Whenever materials are specified or
            -----------------------
described in this Agreement (including the Specifications) by using the name of a proprietary item or the name of a particular supplier, the naming of the item is intended to establish the type, function and quality required, and substitute materials may nonetheless be used, provided that such
                                              -------- ----
materials are equivalent or equal to that named. If the Vendor wishes to furnish or use a substitute item, the Vendor must first certify that the proposed substitute will perform at least as well as the intended functions and achieve the results called for by this Agreement (including but not limited to the Specifications), will be substantially similar or of equal substance to that specified and be suited for the same use as that specified. The Owner may require the Vendor to furnish, at the Vendor's expense, additional data about the proposed substitute as required to evaluate the substitution. The Owner will be allowed a reasonable time within which to evaluate each proposed substitute. Notwithstanding the foregoing, prior to the shipment of Products pursuant to the terms of this Agreement, the Vendor may at any time without notice to or consent of the Owner make changes in a Vendor Product furnished pursuant to this Agreement, or modify the drawings and published specifications relating thereto, or substitute Products of similar or later design to fulfill its obligations under this Agreement or otherwise fill an order, provided
                                                                 --------
that any such changes, modifications or substitutions will in no way have
- - ----
an adverse affect or otherwise adversely impact upon the form, fit, or function of an ordered Product pursuant to and in accordance with the applicable Specifications. With respect to changes, modifications and substitutions which do in fact adversely affect the form, fit, or function of an ordered Product pursuant to and in accordance with the Specifications, the Vendor must notify the Owner in writing at least ninety (90) days prior to the effective dates of any such changes, modifications or substitutions. In the event that any such change, modification or substitution is not desired by the Owner, the Owner will notify the Vendor within thirty (30) days from the date of notice and the Vendor will not furnish any such changed Products to the Owner on any orders in process at the time the Owner is so notified; provided further, nothing
                                              -------- -------
contained herein will otherwise modify Vendor's obligations under the terms of this Agreement.

      3.17  Logos.  (a)  The Products will bear only those logos as agreed
            -----
to by the Owner pursuant to the terms of this Agreement (other than the Mark pursuant to subsection 3.15). The Products will bear the "Sprint" label or logo and/or such other labels or logos as the Owner shall require from time to time, in such size and position on the Products as the Owner shall notify to the Vendor from time to time pursuant to and in accordance with subsection 3.15.

      (b) Throughout the Term of this Agreement, the Owner may use only those trademarks, insignias, logos or other proprietary marks listed on Schedule 6 or as otherwise consented to in writing by the Vendor ("Proprietary Marks") in connection with the Owner's sales, advertisements and marketing of the Products; provided that the Owner's use thereof shall be in accordance
          -------- ----
with the Vendor's, Sony's or Qualcomm's, as applicable, reasonable directions and policies. The Owner agrees that it has no rights with respect to the Proprietary Marks, except as expressly provided in this subsection 3.17(b), and will not use the Proprietary Marks as part of the business name of the Owner.

      (c) The Vendor will use its reasonable efforts to cooperate with the Owner in the development of Product packaging that is fully integrated with the Owner's branding strategy and which supports the Owner's marketing communication and segmentation strategy as reasonably communicated to the Vendor by the Owner from time to time. Such cooperation will focus on the contents of Product packaging, the configuration, physical dimensions and materials of such packaging, communications, colors, graphics and descriptive language used in connection with such Products and such other items as the Parties shall agree upon from time to time.

      (d) If the Vendor is itself unable to meet the Owner's packaging needs as set forth in subsection 3.17(c) or as otherwise reasonably communicated by the Owner to the Vendor from time to time, the Vendor agrees to supply the Products in specified configurations and bulk packaging to the Owner's designated packager for the required packaging; provided that in such
                                                -------- ----
case the Vendor will credit the Owner against the purchase price for the subject Products with any amounts saved by the Vendor for not having had to perform the packaging services as required by the Specifications.

      3.18  New Development Advisory Board; Notice of New Developments.
            ----------------------------------------------------------
The Owner and the Vendor will establish an NDAB within sixty (60) days of the Effective Date. The purpose of the NDAB will be to review the development requirements and high level development milestones, to ensure that the Vendor understands the Owner's requirements for each Product (including New Products) and/or enhancements. The NDAB will provide an executive forum to discuss product ideas, Owner requirements and its recommended development prioritization for improved infrastructure-based subscriber features. The focus of the NDAB will be on Product features, new CDMA products, Product Enhancements, critical operational issues, future developments beyond CDMA cellular without the need for System additions and on such other matters as the Parties mutually agree upon from time to time. Throughout the Term, the Vendor will use its reasonable efforts to provide the Owner notice of its technological innovations and advancements relevant to the Products within a time reasonably prior to making any such information generally available to its Customers, provided
                                                                  --------
that nothing herein will require the Vendor to disclose any information
- - ----
proprietary to any other Customer.

      3.19  Market Development Manager.  The Vendor will provide a market
            --------------------------
development manager to coordinate the efforts of the Vendor in meeting its obligations relating to the NDAB who will specifically focus on new Products, CDMA services and features. Such market development manager must be reasonably knowledgeable in CDMA technology and the Owner's Nationwide Network and must work closely, and on a regularly scheduled basis, with the Owner's senior engineering and marketing personnel on feature development, feature roll-out, future road maps for CDMA Products, and any other marketing aspect of providing PCS that the Owner believes is beneficial to the Nationwide Network and/or any PCS System and/or Products at such time. The Vendor's market development manager and the manager's staff will serve as the Owner's direct liaison with the Vendor to advise the Vendor's product development teams of the Owner's priorities as described to the Vendor by the Owner from time to time either through the NDAB or by any other means acceptable to the Parties. Nothing contained in this subsection 3.19 will in any way limit and/or modify the Owner's ability to enforce its rights under this Agreement or to otherwise maintain contacts with the Vendor in any other way it sees fit. Within a reasonable time after the Effective Date the Owner will use reasonable efforts to designate appropriate personnel to coordinate with the Vendor's market development manager pursuant to this subsection 3.19.

      3.20  Applicable Law and Radio Frequency Energy Standards.  All
            ---------------------------------------------------
Products must comply, to the extent applicable, with all Applicable Law as of their respective date of delivery to the FOB point including, but not limited to, the requirements of Subpart J of Part 15 of the rules and regulations promulgated by the FCC, as the same may be amended from time to time (the "FCC Rules and Regulations"), including, without limitation, those provisions concerning the labeling of Products and the suppression of radio frequency and electromagnetic radiation to specified levels. In the event that the Products produce radio frequency interference, notwithstanding that such Products comply with the FCC Rules and Regulations, the Vendor will use reasonable efforts to provide the Owner with reasonable technical information in its possession on the methods to suppress such interference and will exercise reasonable commercial efforts to isolate and remediate any such radio frequency interference caused by the Products which constitutes a condition materially adversely affecting the Nationwide Network (a "RF Interference Condition") or any part thereof, provided that the Owner will cooperate to the extent
                  -------- ----
reasonable with the Vendor to achieve such remediation. Nothing in this subsection 3.20 will be deemed to diminish or otherwise limit the Vendor's warranty obligations pursuant to this Agreement.

      3.21  [Intentionally Omitted].
            -----------------------

      3.22  Test Products; Product Verification and Testing.  (a) The
            -----------------------------------------------
Vendor agrees to supply the Owner with ten (10) pre-production items of each Subscriber Unit and Material Accessory no later than five (5) Business Days after the Effective Date and ten (10) additional pre-production items of each Subscriber Unit and Material Accessory no later than July 31, 1996 in order to allow the Owner to test such items to determine whether such Subscriber Units and Material Accessories comply with the requirements of this Agreement, including the Specifications; provided that no such tests or any such
                              -------- ----
knowledge or experience gained or otherwise acquired from such tests or otherwise will in any way be deemed a waiver of or to reduce or affect the Vendor's obligations with respect to the provision of warranties pursuant to this Agreement. The Owner will use reasonable efforts to provide the Vendor with the results of such tests. In the event of the Vendor's introduction of New Products pursuant to the terms of this Agreement, the Vendor will provide the Owner reasonably sufficient numbers of pre-production units (in any event not more than ten (10)) of any such New Product for the purposes of Owner testing at least ninety (90) days prior to the general market availability of any such New Products. Notwithstanding anything stated herein to the contrary, the warranties set forth in subsections 3.7 and 3.8 will not apply to any pre-production Subscriber Units required to be delivered by the Vendor pursuant to this subsection 3.22(a) or otherwise purchased by the Owner. Exhibits B1 and B2 are preliminary and subject to final revision as mutually agreed to by the Parties in good faith; provided that Exhibits B1 and B2 will be
                           -------- ----
finalized no later than July 15, 1996; provided further that in the
                                       -------- -------
event the Parties are unable to mutually agree in good faith by July 15, 1996 such disagreement will be immediately referred to dispute resolution pursuant to and in accordance with the terms of subsection 11.8.

      (b) The Vendor will test the Products and verify to the Owner their performance in accordance with the Specifications pursuant to and in accordance with the requirements and milestones set forth in Exhibits B1, B2 and B3. The failure of the Vendor to verify the performance of the Products pursuant to the requirements of Exhibits B1, B2 and B3 will result in the Owner having the absolute right to suspend or cancel (in its sole and absolute discretion) any then existing or future Purchase Orders for any such Products which have not in fact complied with the requirements of Exhibits B1, B2 and B3. To the extent any class, category or type of Products do not comply with the requirements of Exhibits B1, B2 and B3 within ninety (90) days (one hundred forty (140) days in the event a semiconductor component modification is required) of the testing dates provided for any such verifications pursuant to Exhibits B1, B2 and B3 (in the case of Exhibit B3 at the Vendor's testing facility), the Owner will have the right, but not the obligation, to terminate this Agreement without payment or penalty of any kind; provided that at any time after the
                                -------- ----
first thirty (30) days of any such applicable cure period as set forth above in this sentence, the Owner will have the right, in addition to any other rights set forth in the immediately preceding sentence, to cancel (in its sole and absolute discretion) any then existing Purchase Orders for Products delivered or required to be delivered on such date which have not in fact complied with the requirements of Exhibits B1, B2 or B3 and the Vendor agrees to reimburse the Owner for any and all reasonable direct out of pocket expenses and costs in excess of any expenses and costs the Owner would have otherwise incurred hereunder in reasonably replacing (using replacement Products with the most comparable specified features and functionality available at such time) any such Products. In the event that the Owner chooses to terminate this Agreement pursuant to this subsection 3.22(b) such termination will be the Owner's sole and exclusive remedy; provided that in the event the Owner does not terminate under
        -------- ----
this subsection 3.22(b), the Owner will retain all rights to enforce any and all delay penalties against the Vendor pursuant to and in accordance with subsection 4.2 as its sole and exclusive remedy in such case; provided
                                                              --------
further that nothing contained herein will be deemed to diminish or
- - -------
otherwise limit the Vendor's warranty obligations pursuant to this Agreement. Notwithstanding anything to the contrary stated herein above, to the extent that the Owner decides (in its sole and absolute discretion) to take, delivery of and place into service any such Products which have failed to pass the testing required by Exhibits B1, B2 or B3 ("Non-Conforming Products"), the Owner will be deemed to have accepted any such Non-Conforming Products with any such non-conformance; provided that, in such case, the Owner will in no
                      -------- ----
way be deemed to have waived any of its rights to enforce the Vendor's complete conformance (including, but not limited to, conformance with any requirement not otherwise met by such Non-Conforming Products) with the testing requirements set forth in Exhibits B1, B2 and B3 and the Specifications on all other Products (except for previously delivered and accepted Non-Conforming Products) already then delivered or yet to be delivered by the Vendor pursuant to the terms of this Agreement.

      3.23  Change Orders.  From time to time the Owner may request changes
            -------------
or modifications to the Products or packaging and/or the Specifications ("Change Orders"). All such Change Orders requested in writing by the Owner to the Vendor will be subject to the reasonable good faith and timely agreement (including, but not limited to, agreement on terms such as one-time charges, price increases, minimum purchase commitments and schedule impacts) of the Vendor and the Owner which agreement will be evidenced by a writing executed by an authorized representative of each of the Parties.

      SECTION 4.  LEAD TIMES AND DELAY

      4.1  Lead Times.  Provided that the Owner submits Forecasts to the
           ----------
Vendor and places Purchase Orders for Products in accordance with Section 5 below and subject to the provisions of subsection 3.2(a), the Vendor will ship Products (other than as specified in the last sentence of this subsection 4.1) ordered by the Owner against such Forecasts within the later of (i) ten (10) Business Days after receipt and the Vendor's acknowledgement of the Owner's Purchase Order therefor, and (ii) the shipment date specified by the Owner in such Purchase Order pursuant to subsection 5.2(a); provided that the
                                                   -------- ----
Vendor has acknowledged receipt of such Purchase Order, and the time period from the date of the Vendor's acknowledgement and the specified shipment date is longer than ten (10) Business Days. The Vendor will be able to provide the Owner with specific lead times (which will in no event be in excess of ten (10) days from receipt and acknowledgement by the Vendor of the Owner's Purchase Order subject to the terms of the first sentence of this subsection 4.1) applicable to each Purchase Order for Products at the time the Vendor receives and acknowledges the Owner's Purchase Order therefor. The Vendor will ship Products maintained in the Buffer Stock ordered by the Owner against Forecasts for such Buffer Stock in accordance with the provisions set forth in subsection 5.2.

      4.2 Delivery Delay. (a) With respect to the first [   ] Subscriber Units
          --------------
(and their included Material Accessories) purchased hereunder (the "Launch Units"), in the event that the Vendor fails to deliver the Launch Units within
[       ] days (the "Delay Grace Period") of the applicable dates for shipment referred to in subsection 4.1, the Vendor will pay to the Owner as liquidated
damages for such late performance (i) for each of the first [        ] days
beyond such Delay Grace Period, an amount equal to [   ] per day (for such
[         ] day period) of the total price of such undelivered Launch Units and
(ii) on the thirty fourth day after the date set for shipment pursuant to
subsection 4.1, an amount equal to [   ] of the total price of such undelivered
Launch Units; provided that in no event will the Vendor incur aggregate damages
              -------- ----
with respect to Launch Units under this subsection 4.2(a) in excess of [   ] and
further, in no event will the Vendor incur damages with respect to Launch Units
on any given day pursuant to this subsection 4.2(a) in excess of [   ] per day;
provided further, that no such liquidated damages for delivery delay will be due
- - -------- -------
if the delay is attributable solely to (i) an event constituting a Force Majeure pursuant to the terms of this Agreement or (ii) an act or omission of the Owner. The Owner may offset the amount of such delay penalty against any amounts owed to the Vendor for Products supplied under this Agreement.

      (b) With respect to Subscriber Units (and their included Material Accessories) that do not constitute Launch Units, for each of the first [
   ] days beyond the applicable "Succeeding Delay Grace Period" that the Vendor fails to deliver any Subscriber Units (and their included Material
Accessories), the Vendor will pay to the Owner as liquidated damages for such
late performance an amount equal to [   ] per day (for such [     ] day period)
of the total price of such Subscriber Units (and included Material Accessories)
up to an amount not to exceed, in aggregate, [   ] of the total price of such
Subscriber Units (and included Material Accessories); provided that no such
                                                      -------- ----
liquidated damages for delivery delay will be due if the delay is attributable solely to (i) an event constituting a force majeure pursuant to the terms of this Agreement or (ii) an act or omission of the Owner. The Owner may offset the amount of any delay penalty against any amounts owed to the Vendor for Products supplied under this Agreement. For the purposes hereof, Products that will have been rightfully rejected by the Owner in accordance with the terms of this Agreement will not be deemed to be delivered by the Vendor; provided that
                                                            -------- ----
liquidated damages for delivery delay will not accrue during the time it takes the Owner to inspect and reject any such Products. For the purposes of this
subsection 4.2(b) "Succeeding Delay Grace Period" shall mean [     ] days
beyond the applicable dates for shipment referred to in subsection 4.1.

      (c) Notwithstanding anything stated in this subsection 4.2 to the contrary, during any time that the Owner is in default under this Agreement for undisputed payments owed to the Vendor, the Owner will not be entitled to any of the delay penalties set forth in this subsection 4.2, nor shall any such delay penalties accrue during the period any such default remains outstanding. Furthermore, in the event that on the last day of the Initial Term the Owner's
aggregate Shortfall over the Initial Term exceeds [   ] of the Total Minimum
Commitment, the Owner will, within (30) days of receiving an invoice from the Vendor, refund to the Vendor any delay penalties collected by the Owner pursuant to this subsection 4.2 (or if such delay penalties have accrued but have not yet been paid, the obligation to pay such penalties shall be absolved); provided
                                                                    --------
that in no event will the Owner be obligated to make any such refund if the
- - ----
Owner's Shortfall was reasonably due to the Vendor's delivery delays throughout the Initial Term.

      (d) No liquidated damages for delivery delays under subsection 4.2 will accrue (nor will the Owner be entitled to exercise any other remedies set forth herein with respect to the enforcement of timely delivery) with respect to any Subscriber Units not timely delivered by the Vendor (the "Delayed Products")
(i) to the extent, and only to the extent, that the Delayed Products were intended for distribution and use in the first System Area in which the Owner plans (in its sole and absolute discretion) to commence commercial operation
("Commencement") having more than [   ], (ii) if the Commencement of the First
System would have been delayed, even with timely delivery of the Delayed Products beyond that date the Owner anticipated Commencement was to occur when the Owner ordered the Delayed Products (the length of such delay being the "Delay Period"), (iii) the Delayed Products are delivered before the end of the Delay Period and (iv) the Owner, in such instance, will have given the Vendor prior written notice of such Commencement delay. The Owner agrees to promptly give the Vendor written notice of any delay in Commencement. It is the intent of the Parties that the length of the Delay Period be equal to the number of days from the date the Owner anticipated Commencement was to occur when the Owner ordered the Delayed Products until the date Commencement would have occurred assuming that the Owner had received the Delayed Products. For the purpose of subsection 4.2(a), liquidated damages for delivery delays will be calculated with respect to Delayed Products by using the day following the last day of the Delay Period as the date on which the Delayed Products were to have been delivered by the Vendor. It is expressly understood and agreed that this subsection 4.2(d) will only apply to Products ordered by the Owner for the First System and that the Vendor will not be entitled to the benefits of this subsection 4.2(d) for any other Products or any other System Area to or for which Products are to be shipped pursuant to the terms of this Agreement.

      (e)  In the event (i) there are delivery delays in any given Annual
Supply Period, or the Stub Period, as the case may be, which Vendor fails to cure within the applicable Delay Grace Period, which delivery delays involve
the Vendor's failure to timely deliver more than [   ] Subscriber Units, in
aggregate, and (ii) the percentage of deliveries of Subscriber Units which are subject to delivery delays in any given Annual Supply Period, or the Stub Period, as the case may be, and which Vendor fails to cure
within the applicable Delay Grace Period, exceeds [   ], provided that in any
                                                         -------- ----
event the actual number of delivery delays referenced in the immediately
proceeding clause (ii) will be at least [   ] of the number of scheduled
deliveries, then the Owner will have the right, but not the obligation, to terminate this Agreement without any payment or penalty. In the event the Vendor fails to cure any delivery delay within thirty (30) days from the date delivery was due, the Owner will have the right, but not the obligation, to cancel the Purchase Order subject to such delay without any payment or penalty. With respect to any such cancelled Purchase Order, the Owner will be entitled to receive from the Vendor any and all reasonable direct out of pocket expenses and costs in excess of any expenses and costs the Owner would have otherwise incurred hereunder in order to reasonably fulfill (using replacement products with the most comparable features and functionality) such cancelled Purchase Order with any third party supplier acceptable to the Owner.

      (f) Notwithstanding anything in this subsection 4.2 to the contrary, the Vendor will only be obligated to pay to the Owner one-half (1/2) of the Delay Penalties otherwise applicable to the late delivery of Products ordered pursuant to an Excess Purchase Order.

      (g)  In the event the Owner exercises its rights under this subsection
4.2 due to a Vendor delivery delay, the remedies for any such Vendor delivery delay as set forth in this subsection 4.2 will be exclusive.

      SECTION 5.  FORECASTS AND ORDERING

      5.1  Forecasts.  (a)  Upon execution of this Agreement and on the
           ---------
first of each month thereafter, the Owner will deliver to the Vendor written forecasts (a "Forecast") specifying its estimate of the quantity of each type of Product that it expects to purchase on a month to month basis during the twelve (12) months following the date of such Forecast (a "Forecast Period"), which shall, subject to the provisions of subsection 3.2(a), be treated as follows;

             (i)  quantities forecasted to be ordered during the first three
                  (3) months of each Forecast Period will be a firm Purchase Order which, pursuant to the terms of this Agreement, must be taken by the Owner in the month indicated. The Owner will place one or more Purchase Orders to purchase Products in accordance with the applicable Forecast;

            (ii) quantities forecasted to be ordered during month four (4) of each such Forecast Period shall be considered reasonably accurate estimates of prospective Purchase Orders and accordingly, the Owner will issue the Vendor firm Purchase
                  Orders to ensure that at least [   ] and not more than [   ]
                  of the quantities specified during this segment of the Forecast Period are covered by firm Purchase Orders from the Owner;

           (iii) quantities forecasted to be ordered during month five (5) of each such Forecast Period shall be considered reasonably accurate estimates of prospective Purchase Orders, and accordingly, the Owner will issue the Vendor firm Purchase
                  Orders to ensure that at least [   ] and not more than [   ]
                  of the quantities specified during this segment of the Forecast Period are covered by firm Purchase Orders from the Owner; and

            (iv) quantities forecasted to be ordered during months six (6) through twelve (12) of each such Forecast Period will only be estimates of prospective Purchase Orders, and subsequent Forecasts and actual Purchase Orders may completely vary and be completely changeable by the Owner in its absolute discretion.

            Any reductions in firm Purchase Orders below the specified forecasted amounts or any increases in firm Purchase Orders above the specified forecasted amounts pursuant to clause (iii) of this subsection 5.1(a) may, in the Owner's sole discretion, be cumulative with any such increase or decrease pursuant to clause (ii) of this subsection 5.1(a). For example, if a forecasted amount for month five in any forecast is subsequently reduced by the
Owner by [   ] pursuant to clause (iii) of this subsection 5.1(a) the Owner will have the right, but not the obligation, to further reduce such reduced
amount by an additional [   ] pursuant to clause (ii) of this subsection
5.1(a). The first Forecast to be delivered by the Owner to the Vendor is attached hereto as Schedule 8 and is expressly accepted by the Vendor. Except with respect to such first Forecast, in no event will the Vendor be required to
accept an amount in any given month of a Forecast which is greater than [   ]
of the average amount forecasted by the Owner for the five months immediately preceding the subject month. In the event the Owner fails to deliver to the Vendor a new Forecast by the first Business Day of any given month, then the new Forecast for such new twelve month period shall be deemed to be the prior Forecast, adjusted by shifting the monthly quantities up one month (i.e, the quantity that used to be forecasted for month two will instead be the quantity for month one) with the new amount forecasted for month twelve being the same as the amount for the new month eleven. Notwithstanding anything set forth in this Agreement, in no event shall the Owner be entitled to increase the amount of Products forecasted in the months of July through December, 1996 above the amounts forecasted for any such month in the first Forecast.

            (b) Within any Forecast provided to the Vendor by the Owner pursuant to and in accordance with the terms of this subsection 5.1, the Owner may designate to the Vendor a certain percentage of each type of the Product
requirements so forecasted ((i) up to [   ] in the Owner's sole
discretion during the first Annual Supply

Period and (ii) up to [   ] in the Owner's sole discretion during any
succeeding Annual Supply Period, or the Stub Period, as the case may be) to be held by the Vendor in separate buffer stock ("Buffer Stock") for accelerated ordering and shipment of such Products within such Buffer Stock. In the event of any such designation pursuant to this clause (b) of subsection 5.1, the Vendor will maintain such Buffer Stock and deliver to the Owner any Products within such Buffer Stock in accordance with the lead times and ordering provisions for such Buffer Stock set forth in this Agreement.

      (c) The Forecasts will be in a format mutually acceptable to the Parties; provided that the format of the first Forecast as set forth in
         -------- ----
Schedule 8 will at all times be deemed in a format acceptable to both Parties.

      5.2  Ordering.  (a)  In order to be effective, all orders by the
           --------
Owner for Products will be made by the Owner in the form of written Purchase Orders, specifying the quantity of each type of Product to be purchased and the date or dates on which such Products are required to be shipped to the Owner, the shipping method and the location to which such Products should be shipped; provided that such shipment date will be no earlier than (i) ten (10)
- - -------- ----
Business Days after the date of such Purchase Order in the event of Purchase Orders for Products not in Buffer Stock, (ii) one (1) Business Day for not more
than (x) [   ] Subscriber Units (with accompanying Accessories) and not
exceeding (y) [   ] separate destinations to which Products will be shipped as designated by the Owner in Purchase Orders (each such destination a
"Shipped-to Location") for Products in Buffer Stock and (iii) two Business Days
for not more than (x) [   ] Subscriber Units (with accompanying Accessories)
and not exceeding (y) [   ] separate Shipped-to Locations for Products in
Buffer Stock; and provided further that the Vendor will use its reasonable
                  -------- -------
efforts to fulfill Purchase Orders in excess of forecasted quantities that the Owner is entitled to turn into firm Purchase Orders pursuant to and in accordance with subsection 5.1 (each an "Excess Purchase Order"). Each Purchase Order will be submitted to the Vendor, 10300 Campus Point Drive, San Diego, CA 92121, Attn: Sprint Spectrum L.P. Account Manager (or any other authorized representative of the Vendor designated to the Owner in writing by the Vendor from time to time) and will be subject to the acknowledgement by the Vendor in writing to the designated authorized representative of the Owner within two (2) Business Days of receipt of Purchase Orders for Products in Vendor stock and within one (1) Business Day of receipt of Purchase Orders for Products in Buffer Stock. The Vendor will acknowledge Purchase Orders that the appropriate personnel of the Vendor have actual knowledge of. Subject to the immediately preceding sentence, failure of the Vendor to acknowledge to the Owner in writing receipt of any Purchase Order or Excess Purchase Order shall be deemed to render any such Purchase Order or Excess Purchase Order null and void. Within ten (10) Business Days of receipt of Purchase Orders for Products in Vendor stock and within one (1) Business Day of receipt of Purchase Orders for Products in Buffer Stock, the Vendor will (subject to the terms of the last three sentences of this subsection 5.2(a)) have the right to reject for non-conformance with the terms of this Agreement any such Purchase Orders the receipt of which it has acknowledged pursuant to the terms set forth above; provided that for
                                                    -------- ----
any acknowledged Purchase Orders which must be fulfilled within one (1)
Business Day pursuant to clause (ii) above, the Vendor must reject for such non-conformance any such Purchase Order on the same day as the acknowledgment of such Purchase Order. The failure of the Vendor to so reject Purchase Orders within the time frames above will be deemed acceptance by the Vendor of any such acknowledged Purchase Orders. The Vendor will not have the right to disagree with, reject, modify or otherwise amend any Purchase Order in conformance with the terms of this Agreement including, but not limited to, quantities which have already been the subject of Forecasts by the Owner pursuant to the terms of subsection 5.1; provided that subject to the
                                         -------- ----
terms of the immediately preceding sentence of this subsection 5.2(a), the Vendor may reject or otherwise respond to any Excess Purchase Order, provided that failure of the Vendor to respond to any such acknowledged
- - -------- ----
Excess Purchase Order within ten (10) days of receipt thereof will be deemed acceptance thereof. Any Vendor rejection of or modification to a Purchase
Order (other than Excess Purchase Orders) in conformance with the terms of this Agreement pursuant to and in accordance with subsection 5.1 will be deemed a material breach of this Agreement by the Vendor. Notwithstanding subsection 5.2(f) below, to the extent that the Vendor is actually aware that any Purchase Order in any way contradicts or is not otherwise in conformance with the terms of this Agreement, the Vendor agrees to promptly notify the Owner of any such contradiction or non-conformance as soon as possible upon becoming actually aware of such contradiction or non-conformance so that the Owner will have a reasonable opportunity to correct any such contradiction or non-conformance and furthermore to the extent reasonable under the circumstances the Vendor will endeavor to fulfill any such non-conforming Purchase Order ignoring any such non-conformity unless the Owner, after notification from the Vendor, will have expressly refused to accept the fulfillment of such Purchase Order with any such correcting modification.

      (b)  [Intentionally Omitted]

      (c) Subject to subsections 3.2(b) and 3.2(c), any Purchase Order or Excess Purchase Order may, in the Owner's sole and absolute discretion, be postponed once without penalty by written notice from the Owner to the Vendor at any time prior to ninety (90) days immediately prior to the initial shipment date established for such Purchase Order pursuant to the terms of this
Agreement for a period not in excess of ninety (90) days from such initial shipment date. If the Owner chooses to postpone a Purchase Order (for a period not in excess of ninety (90) days from the initial shipment date for such Purchase Order) at any time within the ninety (90) days immediately prior to the initial shipment date (a "Late Postponement"), the Owner will pay to the
Vendor an amount equal to [   ] of the value (based upon the prices set forth in
Appendix 1) of any increased Product inventory for each month or portion of a month (such amount to be prorated if such time periods are not whole months) the Vendor is required to carry such increased Product inventory due to such Late Postponement. The Vendor will invoice any such amounts on a monthly basis. In any event and notwithstanding anything to the contrary in this clause (c) of subsection 5.2, no Purchase Order or Excess Purchase Order may be postponed by the Owner (i) within (10)

Business Days of the initial shipment date for such Purchase Order or Excess Purchase Order or (ii) if an Owner Event of Default has occurred or is continuing pursuant to subsection 10.8.

      (d) In accordance with the terms of subsection 5.1(b), the Vendor will maintain Buffer Stock of Products which, when ordered by the Owner from the Vendor in accordance with the Owner's Forecasts, will be delivered to the Owner in accordance with the terms of subsection 5.2(a). The Owner will be liable
for and will pay to the Vendor an amount equal to [   ] of the value
(based upon the prices set forth in Appendix 1) of such Buffer Stock held in the Vendor's inventory for each month or portion of a month (such amount to be prorated if such time periods are not whole months) such Buffer Stock is so held by the Vendor in its inventory in excess of thirty (30) days from the date the Vendor commenced holding any such Buffer Stock for the Owner pursuant to and in accordance with subsection 5.1 (each such date a "Buffer Stock Commencement Date"); provided that during the first Annual Supply Period the Owner will
        -------- ----
not be liable for any such amounts during the first thirty (30) day period commencing upon the applicable Buffer Stock Commencement Date.

      (e) The Vendor will reasonably cooperate with the Owner, and/or any Person designated by the Owner for such purpose, (i) to utilize UPC stock control numbering and other bar-coding requirements relating to inventory processes and systems, and (ii) to develop processes and systems that will maximize delivery logistics. Metric targets will be defined by the mutual good faith agreement of the Parties for acceptable stock out percentages, delivery times and total logistics costs.

      (f) Unless the Parties otherwise expressly agree in writing, each Purchase Order will be deemed to incorporate by reference all of the terms and conditions of this Agreement. Should the terms of any Purchase Order conflict with the terms of this Agreement, the terms of this Agreement will govern unless the Parties expressly agree in writing (signed by a duly authorized representative of both Parties) to the contrary. This Agreement will continue to apply to a Purchase Order during the Term of this Agreement until all obligations herein and thereunder are performed.

      SECTION 6.  SALES AND TECHNICAL SUPPORT

      6.1  Sales Training.  The Vendor will work with the Owner, at the
           --------------
Vendor's sole expense, to agree on a sales training program for the distribution channel used by the Owner for Subscriber Units. The goal of this program will be to provide sales training ("Training") to the Owner's personnel on CDMA and the features of the Subscriber Units, as well as to provide appropriate Product related collateral material. The training program will include, but will not be limited to, the following topics: CDMA; Product features and usage; Subscriber Unit programming, installation and troubleshooting; and such other matters as the Parties may reasonably agree upon from time to time. The target audiences for the training will be the Owner's marketing and sales personnel. These training programs will take place at mutually agreeable locations (such locations to be provided at the Owner's sole expense) in each of the Owner's System Areas at least once a year for the first two (2) years after introduction of the Subscriber Units, at no charge to the Owner. Such training program will last for a period of time as reasonably agreed upon by the Parties. The Vendor anticipates that the Owner may want to influence aspects of the training and will design the CDMA training program to complement the Owner's marketing and sales effort. Should the Owner request the Vendor to modify the program in such a way as to increase the Vendor's actual expenses, the Owner and the Vendor will negotiate the terms and conditions of implementing the Owner's request in good faith.

      6.2  Sales and Promotional Efforts.  (a) In order to ensure that the
           -----------------------------
relationship between the Parties contemplated by this Agreement will be mutually advantageous, and in recognition of the expertise and commitment by the Parties necessary for the effective marketing and support of the Products, the Owner agrees to encourage and develop the sales potential for such Products, to employ competent personnel to meet the demands and needs for marketing and support of the Products, and to encourage the purchase of Products by Agents and Purchasers. Nothing contained in this subsection 6.2(a) will in any way limit or otherwise modify the Vendor's obligations under this Agreement.

      (b) In order to assist the Owner to promote sales of the Products, the Vendor will furnish the Owner, at the Vendor's sole expense, Vendor catalogs, point of sales literature, training documentation, printed technical information, data sheets and other reasonable advertising materials in such quantities and at such time as may be reasonably agreed to by the Parties.

      (c) If the Owner reasonably requires customized Vendor sales and training literature, the content of the Vendor's appropriate existing literature will be provided to the Owner, in the Owner's discretion, at the Vendor's sole expense, in electronic form, or CD-ROM format or artwork to allow the Owner to produce literature and promotional pieces that are of the Owner's style and name. The use of any such literature will be subject to the guidelines established between the Parties pursuant to subsection 8.1(b). In addition, the Vendor agrees to grant the Owner a world-wide non-exclusive royalty-free license to reprint any Vendor-owned sales literature in connection with the Owner's sales, advertising and promotion of the Products. In addition, the Vendor agrees to grant the Owner a non-exclusive royalty-free license to distribute within the Territory any of the Vendor's own sales literature in connection with the Owner's sales, advertising and promotion of the Products; provided that in the event any such literature is in fact
              -------- ----
distributed outside of the Territory by any Person other than the Owner (or by an agent or affiliate of the Owner acting on the Owner's behalf or upon the Owner's direction), the Vendor will not, in such event, take any action for damages of any nature against the Owner under this Agreement or otherwise.

      (d) The Vendor and the Owner agree to reasonably cooperate with each other in the areas of sales and marketing in support of sales of the Vendor's Products to customers of the Owner's telecommunications services.

      SECTION 7.  INTELLECTUAL PROPERTY

      7.1  Intellectual Property Rights Infringement.  Subject to the
           -----------------------------------------
provisions of subsections 7.3 and 7.4, the Vendor agrees that it will defend, at its own expense, all suits and claims against the Owner, its affiliates, directors, officers, agents and employees for infringement or violation (whether by use, sale or otherwise) of any patent, trademark, copyright, trade secret or other intellectual property rights of any third party (collectively, "Intellectual Property Rights"), arising under or in connection with Applicable Law within the Territory covering, or alleged to cover, the Products or any component thereof for its intended use, in the form furnished or as subsequently modified by the Vendor. The Vendor agrees that it will pay all sums, including, without limitation, attorneys' fees and other costs, which, by final judgment or decree, or in settlement of any suit or claim to which the Vendor agrees, may be assessed against the Owner on account of such infringement or violation, provided that:
                           -------- ----

             (i) the Vendor will be given prompt written notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against the Owner or the Vendor of which the Owner has actual knowledge;

            (ii) the Vendor is given full authority to assume control of the defense (including appeals) thereof through its own counsel at its sole expense and will have the sole right to settle any suits or claims without the consent of the Owner; provided that the Vendor has no right and will have
                  -------- ----
                  no right to agree to injunctive relief against the Owner; provided further that the Vendor will notify the
                  -------- -------
                  Owner of any proposed settlement prior to the Vendor's acceptance of such settlement; and

           (iii) the Owner will cooperate fully with the Vendor in the defense of such suit or claims and provide the Vendor, at the Vendor's expense, such assistance as the Vendor may reasonably require in connection therewith.

      7.2  The Vendor's Obligation to Cure.  If in any such suit so
           -------------------------------
defended all or any part of the Products or the Software or any component thereof is held to constitute an infringement or violation of Intellectual Property Rights and its use is enjoined, or if in respect of any claim of infringement or violation the Vendor deems it advisable to do so, the Vendor will, within one hundred twenty (120) days, at its sole cost, expense and option take one or more of the following actions: (i) procure the right to continue the use of the same without interruption for the Owner; (ii) replace the infringing Product, Software or component with a noninfringing product, noninfringing Software or a non-infringing component, as applicable, that meets the Specifications; or (iii) modify said Product, Software or any component thereof so as to be noninfringing, provided that the Product, Software
                                   -------- ----
or any component thereof as modified meets all of the Specifications. In the event that the Vendor is not able, using reasonable commercial efforts, to cure the infringement pursuant to clause (i), (ii) or (iii) in the immediately preceding sentence, the Vendor will refund to the Owner the full purchase price paid (less Product Depreciation and less any amounts contributed by the Vendor to the Co-op Marketing Fund relating to such Products) by the Owner for such infringing Product, and the Owner will, if requested by the Vendor, use reasonable efforts to return, at the Vendor's sole cost and expense, any such infringing Products which are then available to it; provided that the
                                                    -------- ----
Vendor will have first refunded any such monies for such infringing

Products to the Owner. The obligations of the Vendor under subsection 7.1 and the remedies under this subsection 7.2 will be the sole and exclusive obligations of the Vendor and the sole and exclusive remedies available to the Owner against the Vendor in the event of a claim against the Owner which is covered by subsection 7.1 above.

      7.3  The Vendor's Obligations.  The Vendor's obligations under this
           ------------------------
Section 7 will not apply to (i) any infringement or violation of Intellectual Property Rights caused by modification of any Product, Software or any component thereof by any Person other than the Vendor, its employees or agents acting on the Vendor's behalf or at its direction, or (ii) any infringement caused directly by any such Person's use and maintenance of such Product other than in accordance with the Specifications and the purposes contemplated by this Agreement for use in the Owner's Nationwide Network, except as expressly authorized in writing by the Vendor. The Vendor's obligations under subsection
7.1 will not extend to alleged infringements or violations that arise because the Products provided by the Vendor are used in combination with other products (other than Infrastructure Equipment) furnished by third parties and where any such combination was not installed, recommended or approved, expressly in writing by the Vendor; provided that in no event will the Owner seek
                       -------- ----
indemnification against the Vendor under this Section 7 for an infringement claim based upon any such combination of Products with Infrastructure Equipment to the extent and only to such extent the Owner is covered by an indemnity under a then existing Procurement and Services Contract. The Vendor's indemnification obligations specified in this Section 7 will not apply to any intellectual property infringement caused directly by an Owner Defined Feature. Nothing contained herein to the contrary will in any way constitute a waiver or modification of the Vendor's rights to enforce its intellectual property rights against third parties.

      7.4  The Owner's Obligations.  The Owner agrees that it will defend,
           -----------------------
at its own expense, and indemnify and hold harmless the Vendor, its affiliates, directors, officers, agents, employees and successors, from and against all suits and claims for infringements or violations of any patent, trademark, copyright, trade secret or other intellectual property rights of any third party (i) caused directly by the Owner's (or by an affiliate's or agent's if done at the direction of the Owner) modification, use or maintenance of any Product other than in accordance with the Specifications and the terms of this Agreement or the Vendor's written authorization, (ii) to the extent that any Owner Defined Feature directly gives rise to an intellectual property infringement claim against the Vendor, its affiliates, directors, officers, agents, employees and successors, or (iii) to the extent, but only to such extent, that an intellectual property infringement claim involves any markings or logos specifically requested by the Owner in writing. The

Owner agrees that it will pay all sums, including, without limitation, attorneys' fees, damages, losses, liabilities, expenses and other costs, which, by final judgment or decree, or in settlement of any suit or claim to which the Owner agrees, may be assessed against the Vendor on account of such matters, provided that:
- - -------- ----

            (a) the Owner will be given prompt written notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against the Vendor or the Owner of which the Vendor has actual knowledge;

            (b) the Owner is given full authority to assume control of the defense (including appeals) thereof through its own counsel at its sole expense and will have the sole right to settle any suits or claims without the consent of the Vendor, provided that the Owner has no
                                         -------- ----
      right to agree to injunctive relief against the Vendor; provided
                                                              --------
      further that the Owner will notify the Vendor of any proposed
      -------
      settlement prior to the Owner's acceptance of such settlement; and

            (c) the Vendor will cooperate fully with the Owner in the defense of such suit or claims and provide the Owner, at the Owner's expense, such assistance as the Owner may reasonably require in connection therewith, including, but not limited to, implementation of modifications to Products or other manufacturing fixes pursuant to the provisions of subsection 3.23.

      7.5  Software License.  (a)  Certain Products sold to the Owner
           ----------------
hereunder may contain software in executable code form ("Software"), and, except as otherwise expressly provided herein, all references to "Products" in this Agreement will be deemed to include the accompanying Software, provided that nothing herein will be construed as the sale of any
- - -------- ----
Software to the Owner. The Vendor hereby grants to the Owner a non-exclusive royalty-free world-wide license to use (for the period of time the Product is in use in accordance with its intended use), and sublicense to the Owner's or its Agents' Purchasers or end user customers (in object form only), the Software solely in each of the Products purchased by the Owner from the Vendor and for use only in the manner in which such Products are intended to be used pursuant to the terms of this Agreement, including, without limitation, the Specifications.

      (b)  The Owner will not, without the prior written consent of the Vendor:
(i) alter, modify, translate or adapt any Software or create any derivative works based thereon; (ii) copy any Software; (iii) assign, sublicense or otherwise transfer the Software in whole or in part, except as permitted herein; (iv) use the Software except as specifically contemplated in this Agreement; or (v) disclose the Software to any third party except as required by Applicable Law or pursuant to an order of a court of competent jurisdiction or other similar requirement of a Governmental Entity; provided that
                                                       -------- ----
the Owner will use reasonable efforts to provide the Vendor prior written notice prior to any such disclosure. The entire right, title and interest in the Software will remain with the Vendor, and the Owner will not remove any copyright notices or other legends from the Software or any accompanying documentation, without the prior written consent of the Vendor.

      7.6  Sublicense of Software.  The Owner may sub-license to Agents,
           ----------------------
Purchasers or other end-user customers the right to use the Software in object form only with the use of the Products resold by the Owner to such customers, and such right will survive termination of this Agreement.

      7.7  Ownership of Intellectual Property Rights.  (a)  Except for
           -----------------------------------------
licenses expressly granted under this Agreement, the sale of Products and the license of Software to the Owner does not convey to the Owner any intellectual property rights in such Products or Software. Neither the sale of Products, the license of any Software, nor any provision of this Agreement will be construed to grant to the Owner, either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of the Vendor covering or relating to any other product or invention of the Vendor or any combination of Product or Software with any other product of the Vendor. The foregoing notwithstanding, the Parties understand and agree that from time to time the Owner may devise, develop or otherwise create ideas or other concepts for services or new products which are patentable or otherwise capable of receiving protection from duplication. In such event, the Owner will have the right to patent or otherwise protect such ideas or concepts for its own use and benefit.

      (b) The Owner hereby acknowledges and agrees that nothing herein gives it any right, title or interest in the Mark and that upon termination of this Agreement, by expiration or termination in accordance with this Agreement, the Owner will no longer use the Mark in advertising or in any other manner, provided that such termination will not affect any use by the Owner's
- - -------- ----
Agents, Purchasers or other customers of Products sold by the Owner and provided further that nothing in this subsection 7.7 will prohibit or
- - -------- -------
otherwise inhibit in any way the sale following such termination by the Owner of inventory held by it at the time of such termination. The Owner will not challenge the validity of the Vendor's ownership of or right to use of the Mark or the Vendor's copyrights, nor otherwise impair the interest of the Vendor in the Mark or such copyrights. Except as specifically provided for under this Agreement, the Owner will not use any mark which is confusingly similar to, or a colorable imitation of the Mark. The Owner will use the Products and Software furnished by the Vendor solely in accordance with the terms of this Agreement, and the Owner will not, directly or indirectly, disassemble, decompile, reverse engineer, or analyze or copy the physical construction of, any of the Products or Software or any component thereof for any purpose other than as expressly permitted by the Vendor in writing.

      7.8  Intellectual Property.  Subject to the Vendor's then existing
           ---------------------
reasonable marketing policies, if any, with respect to Products sold hereunder, the Vendor grants the Owner rights to state that it is using the Vendor's Products in the Owner's marketing, advertising or promotion of the Nationwide Network, any PCS System, any part thereof or any Product. Subject to the Vendor's then existing reasonable marketing policies, if any, with respect to Products sold hereunder the Owner has the right to use for such marketing, advertising or promotion the Vendor's advertising and marketing materials (including pamphlets and brochures) provided to the Owner by the Vendor describing the Nationwide Network, any PCS System, any part thereof or any Product.

Other than as set forth in this subsection 7.8 or subsections 3.17 or 6.2, the Owner has the right to use the trademarks and service marks of the Vendor in the Owner's marketing, advertising and promotion of the Nationwide Network, any PCS System, any part thereof or any Product only with the written consent of the Vendor, such consent not to be unreasonably withheld, subject to and in accordance with the terms of subsection 8.1.

      7.9  Request for Custom Development.  (a)  From time to time, the
           ------------------------------
Owner may have requirements for custom Software (including, but not limited to, development of identified features or modifications to Software or Software Enhancements) or custom development of Products (including, but not limited to, development of identified features or modifications to Products or Product Enhancements) to be provided by the Vendor under this Agreement (the "Custom Material"). If the Owner has a requirement for Custom Material that is a specific enhancement or modification of a previously licensed feature or of previously purchased Products, the Owner will identify to the Vendor in writing a summary of any such proposed development of Custom Material. Such summary will provide a description of any proposed Custom Material sufficient to enable the Vendor to determine the general demand for, and its plans, if any, to develop the same or similar Products. The Vendor will respond to such summary within thirty (30) days after receipt thereof and indicate if it has the ability to fulfill a subsequent Request for Proposal ("RFP") from the Owner for such development of Custom Material. The Owner acknowledges that the Vendor shall have no obligation to develop any proprietary materials for Owner other than as expressly set forth in this subsection 7.9.

      (b) If the Vendor decides that it does not have the technical ability or the capacity to fulfill a RFP for such Custom Material development, the Vendor's response pursuant to subsection 7.9(a) will (i) provide the Owner an explanation of why it cannot fulfill such RFP and (ii) use reasonable diligence to work with the Owner to identify an alternative source for such development reasonably acceptable to the Owner. In determining whether the Vendor has the technical ability or the capacity to fulfill the RFP, the Vendor may consider factors including, but not limited to, (i) the Vendor's likelihood of recovering the costs for performing such development, (ii) the impact of such development on the Vendor's actual outstanding commitments to perform work for other Customers and to pursue strategic development activities; and (iii) whether the Vendor can perform the work utilizing existing software development staff without stopping work underway.

      7.10  Vendor Response.  After reviewing an RFP issued to the Vendor
            ---------------
from the Owner for such Custom Material, the Vendor will respond to the Owner within thirty (30) days, unless otherwise agreed by the Parties, stating the terms and conditions upon which the Vendor would be willing to undertake such development, including, but not limited to, a listing of specifications, custom development charges, planned license fees and a proposed delivery schedule.

      SECTION 8.  PROPRIETARY INFORMATION

      8.1  Public Statements and Advertising.  (a)  Except to the extent
           ---------------------------------
specifically set forth herein, the Vendor will not issue any public statement (or any private statement unless required in the performance of the work contemplated by this Agreement) relating to or in any way disclosing any aspect of the work contemplated by this Agreement, the Nationwide Network, any Owner PCS System or any Product (other than statements regarding the Vendor's products generally) including the scope, the specific terms of this Agreement, extent or value of the work contemplated by this Agreement, the Products (other than statements regarding the Vendor's products generally) and/or the Nationwide Network or any Owner PCS System. The Owner will not issue any public statement (or any private statement unless required in the performance of the work contemplated by this Agreement) relating to or in any way disclosing any aspect of the work contemplated by this Agreement or any Product (other than statements regarding the Vendor's products generally), including the scope, the specific terms of this Agreement, the extent or value of the work contemplated by this Agreement and/or the Products (other than statements regarding the Vendor's products generally). The Vendor agrees not to use for publicity purposes any photographs, drawings and/or materials describing any PCS System or any part of the Nationwide Network (other than Vendor Products), without obtaining the prior written consent of the Owner, such consent not to be unreasonably withheld. The obligations of the Parties under this subsection
8.1 are in addition to their respective obligations pursuant to subsection 8.2 but in no way limit the exceptions to public disclosure specifically referred to in subsection 8.2(a) clauses (i) through (vii). This subsection 8.1 will in no way limit (i) either Party from responding to customary press inquiries or otherwise making public or private statements not otherwise disclosing Proprietary Information or the specific terms of this Agreement in the normal course of its business and/or in connection with the obligations hereunder or
(ii) the provision of necessary information to prospective suppliers and the Vendor's or the Owner's personnel, agents or consultants.

      (b) Each Party will submit to the other proposed copies of all advertising (other than public statements or press releases pursuant to and in accordance with the last sentence of subsection 8.1(a) above) wherein the name, trademark or service mark of the other Party or its Affiliates or affiliates is mentioned; and neither Party will publish or use such advertising without the other Party's prior written approval. Such approval will be granted as promptly as possible and will not be unreasonably withheld. The Parties acknowledge that the obtaining of prior written approval for each such use pursuant to this subsection 8.1(b) may be an administrative burden. From time to time at the request of either Party, the Owner and the Vendor will establish mutually acceptable guidelines that will constitute pre-authorization for the uses specified therein. Such guidelines will be subject to change from time to time at the reasonable request of either Party subject to the mutual agreement of the Parties.

      8.2  Confidentiality.  (a)  All information, including without
           ---------------
limitation all oral and written information (including, but not limited to, determinations or reports by arbitrators pursuant to the terms of this Agreement), disclosed to the other Party is deemed to be confidential, restricted and proprietary to the disclosing Party (hereinafter referred to as "Proprietary Information"). Each Party agrees to use the Proprietary Information received from the other Party only for the purpose of this Agreement. Except as specified in this Agreement, no other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Proprietary Information between the Parties. Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Agreement. The receiving Party must provide the same care to avoid disclosure or unauthorized use of Proprietary Information as it provides to protect its own similar proprietary information but in no event will the receiving Party fail to use reasonable care under the circumstances to avoid disclosure or unauthorized use of Proprietary Information. All Proprietary Information must be retained by the receiving Party in a secure place with access limited to only such of the receiving Party's employees, subcontractors, suppliers or agents who need to know such information for purposes of this Agreement and to such third parties as the disclosing Party has consented to by prior written approval. All Proprietary Information, unless otherwise specified in writing (i) remains the property of the disclosing Party, (ii) must be used by the receiving Party only for the purpose for which it was intended, and (iii) such Proprietary Information, including all copies of such information, must be returned to the disclosing Party or destroyed after the receiving Party's need for it has expired or upon request of the disclosing Party, and, in any event, upon termination of this Agreement. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that Proprietary Information not returned to the disclosing Party has been destroyed. For the purposes hereof, Proprietary Information does not include information that:

            (i) is published or is otherwise in the public domain through no fault of the receiving Party at the time of any claimed disclosure or unauthorized use by the receiving Party;

            (ii) prior to disclosure pursuant to this Agreement is properly within the legitimate possession of the receiving Party as evidenced by reasonable documentation to the extent applicable;

            (iii) subsequent to disclosure pursuant to this Agreement is lawfully received from a third party having rights in the information without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

            (iv) is independently developed by the receiving Party or is otherwise received through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information;

            (v) is transmitted to the receiving Party after the disclosing Party has received written notice from the receiving Party, after termination or expiration of this Agreement, that it does not desire to receive further Proprietary Information;

            (vi) is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a Governmental Entity, so long as the Party required to disclose the information provides the other Party with prior notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality; or

            (vii) the disclosing Party agrees in writing is free of such restrictions.

      (b) Because damages may be difficult to ascertain, the Parties agree that, without limiting any other rights and remedies specified herein, an injunction may be sought against the Party who has breached or threatened to breach this subsection 8.2. Each Party represents and warrants that it has the right to disclose all Proprietary Information which it has disclosed to the other Party pursuant to this Agreement, and each Party agrees to indemnify and hold harmless the other from all claims by a third party related to the wrongful disclosure of such third party's proprietary information. Otherwise, neither Party makes any representation or warranty, express or implied, with respect to any Proprietary Information.

      SECTION 9.  INDEMNIFICATION/LIMITATION OF LIABILITY

      9.1  Vendor Indemnity.  (a)  The Vendor will indemnify and hold the
           ----------------
Owner and its affiliates, partners, directors, officers, agents and employees (the "Indemnitees") harmless from and against all third party claims, demands, suits, proceedings, damages, costs, expenses, liabilities, including, without limitation, reasonable legal fees (collectively, "Liabilities") brought against or incurred by any Indemnitee for (i) injury to persons (including physical or mental injury, libel, slander and death), or (ii) loss or damage to any property, or (iii) any other liability, in each instance resulting from the negligence, willful misconduct or gross negligence, of the Vendor in the performance of this Agreement. If the Vendor and the Owner jointly cause such Liabilities, the Parties will share the liability in proportion to their respective degree of causal responsibility.

      (b) The Vendor's obligation to indemnify under subsection 9.1(a) with respect to any Liability will not arise unless the Indemnitee (i) notifies the Vendor in writing of such potential Liability within a reasonable time after the Indemnitee is aware of such potential Liability; provided that the
                                                     -------- ----
lack of providing such notice will not affect the Vendor's obligation hereunder
(A) if the Vendor otherwise has actual knowledge of such Liability and (B) unless such lack of notice is the cause of the Vendor being unable to adequately and reasonably defend such Liability, (ii) gives the Vendor the opportunity and authority to assume the defense of and settle such Liability, subject to the provisions of the next two sentences, and (iii) furnishes to the Vendor all such reasonable information and assistance available to the Owner (or other Indemnities) as may be reasonably requested by the Vendor and necessary for the defense against such Liability.

The Vendor will assume on behalf of the Indemnitee and conduct in good faith the defense of such Liability with counsel (including in-house counsel) reasonably satisfactory to the Indemnitee; provided that the Indemnitee
                                           -------- ----
will have the right to be represented therein by advisory counsel of its own selection and at its own expense. If the Indemnitee will have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Vendor, the Indemnitee will have the right to select separate counsel reasonably satisfactory to the Vendor to participate in the defense of such action on its own behalf at such Indemnitee's expense. In the event the Vendor fails, after written demand by such Indemnitee, to defend any Liability as to which an indemnity should be provided under subsection 9.1(a), then the Indemnitee may, at the Vendor's expense, contest or settle such matter without the Vendor's consent. All payments, losses, damages and reasonable costs and expenses incurred in connection with such contest, payment or settlement controlled by such Indemnitee will be to the Vendor's account. The Vendor will not settle any such Liability without the consent of the Indemnitee, which consent will not be unreasonably withheld. Any such Indemnitee will exercise its best efforts to respond to any request for a consent prior to the expiration of any such settlement offer. This indemnity is in lieu of all other obligations of the Vendor, expressed or implied, in law or in equity, to indemnify the Indemnitees (except those other indemnity obligations expressly set forth in this Agreement).

      (c) EXCEPT AS EXPRESSLY SET FORTH IN SUBSECTIONS 3.7 AND 3.8 OF THIS AGREEMENT, THE VENDOR MAKES NO WARRANTIES AS TO PRODUCTS, SOFTWARE, TECHNOLOGY, MATERIALS, SERVICES, INFORMATION OR OTHER ITEMS IT FURNISHES TO THE OWNER, AGENTS OR PURCHASERS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THAT SUCH ITEMS ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE.

      (d) EXCEPT AS PROVIDED IN SUBSECTIONS 3.2(c), 4.2, 5.2(c), 5.2(d), 7.1, 7.4, 9.2 AND 9.4 HEREOF, NEITHER PARTY WILL BE LIABLE TO THE OTHER (ITS AGENTS OR, IN THE CASE OF THE VENDOR, THE PURCHASERS) FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OR ANY OTHER INDIRECT LOSSES OR DAMAGES ARISING OUT OF THIS AGREEMENT, THE DELIVERY OR THE FAILURE TO DELIVER ANY OF THE PRODUCTS OR ANY COMPONENT THEREOF, ANY BREACH OF THIS AGREEMENT, THE FAILURE OF THE PRODUCTS TO PERFORM AS WARRANTED OR OTHERWISE OR ANY RESULTING OBLIGATION, OR THE USE OR INABILITY TO USE OF ANY PRODUCTS DELIVERED PURSUANT TO THIS AGREEMENT, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, FOR TORT, OR ANY OTHER CAUSE OF ACTION.

      EXCEPT AS PROVIDED IN SUBSECTIONS 3.2(c), 4.2, 5.2(c), 5.2(d), 7.1, 7.4,
9.2 AND 9.4 HEREOF, IN NO EVENT WILL EITHER PARTY BE LIABLE TO

THE OTHER (ITS AGENTS OR, IN THE CASE OF THE VENDOR, THE PURCHASERS) FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR LOSS OF ANY NATURE WHICH MAY ARISE IN CONNECTION WITH THE USE, DISTRIBUTION, INSTALLATION, REMOVAL, MAINTENANCE OR SUPPORT OF PRODUCTS AND/OR SOFTWARE (SEPARATELY OR IN COMBINATION WITH EACH OTHER OR WITH OTHER PRODUCTS AND/OR SOFTWARE NOT PROVIDED BY VENDOR) BY OWNER, AGENTS AND ANY PURCHASER PURSUANT TO OR UNDER THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIMS ARE BASED OR REMEDIES ARE SOUGHT IN WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

      (e) IN NO EVENT WILL THE TOTAL LIABILITY OF THE VENDOR UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY BE IN CONTRACT, STRICT LIABILITY, PRODUCTS
LIABILITY OR TORT (INCLUDING NEGLIGENCE), EXCEED THE GREATER OF (x) [   ] AND
[       ] PROVIDED THAT ANY SUCH PURCHASE ORDERS ARE IN FACT PAID FOR PRIOR TO
          -------- ----
OR OFFSET AGAINST THE PAYMENT OF ANY AMOUNTS OWED BY THE VENDOR TO THE OWNER PURSUANT TO THE VENDOR INDEMNITIES UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, IN THE EVENT THE OWNER EXERCISES ITS RIGHTS TO PURCHASE REPLACEMENT PRODUCTS IN CONNECTION WITH THE CANCELLATION OF A PURCHASE ORDER, THE TERMINATION OF THIS AGREEMENT OR THE REPURCHASE OR RECALL OF ANY PRODUCTS (WHETHER PURSUANT TO SUBSECTION 3.10(b), 3.22(b), 4.2(e), 10.2, 10.3, 10.6, 11.10 OF OTHERWISE), THE AMOUNT THAT THE
VENDOR SHALL BE LIABLE TO THE OWNER WITH RESPECT TO THOSE ADDITIONAL EXPENSES AND COSTS INCURRED BY THE OWNER (IN CONNECTION WITH ACQUIRING SUCH REPLACEMENT PRODUCTS) IN EXCESS OF ANY EXPENSES AND COSTS THE OWNER WOULD HAVE OTHERWISE INCURRED UNDER THIS AGREEMENT IN PURCHASING THE SUBJECT PRODUCTS, SHALL NOT EXCEED (I) IF THE SUBJECT PRODUCTS TO BE REPLACED ARE PRODUCTS THAT CONSTITUTE
PART OF THE FIRST [   ] OF THE TOTAL MINIMUM COMMITMENT, [ ] OF THE PURCHASE
PRICE OF THE SUBJECT PRODUCTS SO REPLACED, AND (II) WITH RESPECT TO ALL OTHER PRODUCTS, [ ] OF THE PURCHASE PRICE OF THE SUBJECT PRODUCTS SO REPLACED.

      (f) IN NO EVENT WILL THE TOTAL LIABILITY OF THE OWNER UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY BE IN CONTRACT, STRICT LIABILITY, PRODUCTS
LIABILITY OR TORT (INCLUDING NEGLIGENCE), EXCEED THE GREATER OF (x) [   ] AND
[       ].

      9.2  Vendor Damages for Fraud.  The Vendor will be responsible for
           ------------------------
all actual damages incurred by the Owner as a result of any damage or injury caused by or resulting from the fraud of the Vendor; provided, however,
                                                     --------  -------
if the senior management of the Vendor knew or should have known of such fraud, then the Vendor will be responsible for all damages (including, but not limited to, actual, consequential, incidental and special) so incurred by the Owner for such fraud.

      9.3  Owner Indemnity.  (a)  The Owner will indemnify and hold the
           ---------------
Vendor and its affiliates, partners, directors, officers, agents and employees (the "Vendor Indemnitees") harmless from and against all third party claims, demands, suits, proceedings, damages, costs, expenses, liabilities, including, without limitation, reasonable legal fees (collectively, "Vendor Liabilities") brought against or incurred by any Vendor Indemnitee for (i) injury to persons (including physical or mental injury, libel, slander and death), or (ii) loss or damage to any property, or (iii) any other liability, in each instance resulting from the negligence, willful misconduct or gross negligence, of the Owner in the performance of this Agreement. If the Vendor and the Owner jointly cause such Vendor Liabilities, the Parties will share the liability in proportion to their respective degree of causal responsibility.

      (b) The Owner's obligation to indemnify under subsection 9.3(a) with respect to any Vendor Liability will not arise unless the Vendor Indemnitee (i) notifies the Owner in writing of such potential Vendor Liability within a reasonable time after the Vendor Indemnitee is aware of such potential Vendor Liability; provided that the lack of providing such notice will not
           -------- ----
affect the Owner's obligation hereunder (A) if the Owner otherwise has actual knowledge of such Vendor Liability and (B) unless such lack of notice is the cause of the Owner being unable to adequately and reasonably defend such Vendor Liability, (ii) gives the Owner the opportunity and authority to assume the defense of and settle such Vendor Liability, subject to the provisions of the next two sentences, and (iii) furnishes to the Owner all such reasonable information and assistance available to the Vendor (or other Vendor Indemnitees) as may be reasonably requested by the Owner and necessary for the defense against such Vendor Liability. The Owner will assume on behalf of the Vendor Indemnitee and conduct in good faith the defense of such Liability with counsel (including in-house counsel) reasonably satisfactory to the Vendor Indemnitee; provided that the Vendor Indemnitee will have
            -------- ----
the right to be represented therein by advisory counsel of its own selection and at its own expense. If the Vendor Indemnitee will have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Owner, the Vendor Indemnitee will have the right to select separate counsel reasonably satisfactory to the Owner to participate in the defense of such action on its own behalf at such Vendor Indemnitee's expense. In the event the Owner fails, after written demand by such Vendor Indemnitee, to defend any Vendor Liability as to which an indemnity should be provided under subsection 9.3(a), then the Vendor Indemnitee may, at the Owner's expense, contest or settle such matter without the Owner's consent. All payments, losses, damages and reasonable costs and expenses incurred in connection with such contest, payment or settlement controlled by such Vendor Indemnitee will be to the Owner's account. The Owner will not settle any such Vendor Liability without the consent of the Vendor Indemnitee, which consent will not be unreasonably withheld. Furthermore, the Owner will indemnify and hold the Vendor Indemnitees harmless from and against all Vendor Liabilities brought against or incurred by any Vendor Indemnitee for (i) injury to persons (including physical or mental injury, libel, slander and death), or (ii) loss or damage to any property, or
(iii) any other liability resulting directly and solely from the unauthorized modification by the Owner of the Products or by the Owner's use of any Product in combination with any other Subscriber Unit accessory not furnished and/or authorized in writing for such use by the Vendor. This indemnity is in lieu of all other obligations of the Owner, expressed or implied, in law or in equity, to indemnify the Vendor Indemnitees (except those other indemnity obligations expressly set forth in this Agreement).

      9.4  Owner Damages for Fraud.  The Owner will be responsible for
           -----------------------
actual damages incurred by the Vendor as a result of any damage or injury caused by or resulting from the fraud of the Owner; provided, however,
                                                    --------  -------
if the senior management of the Owner knew or should have known of such fraud, then the Owner will be responsible for all damages (including, but not limited to, actual, consequential, incidental and special) so incurred by the Vendor for such fraud.

      SECTION 10.  TERMINATION

      10.1  Termination.  This Agreement will terminate on the End Date,
            -----------
unless extended by mutual agreement of the Parties hereto, in accordance with
Section 2, or unless sooner terminated as provided herein. Any such termination in accordance with the terms of this Section 10 will in no way terminate, modify, amend or otherwise affect the Vendor's warranties hereunder (or the enforceability thereof) in connection with Products sold pursuant to the terms of this Agreement.

      10.2  Termination For Cause.  The Owner has the right to terminate
            ---------------------
this Agreement in its entirety without any penalty or payment obligation upon the occurrence of any Vendor event of default (each a "Vendor Event of Default") as set forth below. The occurrence of any of the following will constitute a Vendor Event of Default:

      (a) the Vendor (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment; or

      (b) the Vendor commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

      (c) the Vendor violates any Applicable Law and the effect of such violation materially impairs the Vendor's ability to perform its obligation under this Agreement; or

      (d) the Vendor fails to perform this Agreement in any material respect and thereby prejudices in any way deemed material by the parties providing financing in connection with the build-out of the Nationwide Network, in such parties' reasonable opinion, the Owner's efforts to obtain financing for the Nationwide Network; or

      (e)  the Vendor fails to comply with subsection 11.18; or

      (f) the Vendor breaches any other provision of this Agreement and the effect of such breach materially impairs the Vendor's ability to perform its obligations under this Agreement.

      10.3  Remedies.  If any of the Vendor Events of Default exists, the
            --------
Owner may, without prejudice to any other rights or remedies of the Owner in this Agreement or at law or in equity (except as such legal or equitable remedies may be limited by this Agreement), terminate this Agreement upon written notice to the Vendor; provided, however, that the Owner will
                              --------  -------
have first provided to the Vendor the following periods of notice and opportunity to cure:

             (i) in the case of an Event of Default specified in subsections 10.2(a) and 10.2(b), no notice or opportunity to cure will be required from the Owner; and

            (ii) in the case of any other Event of Default by the Vendor, the Owner will have provided thirty (30) days' prior written notice, and the Vendor will have failed to diligently pursue such cure and remedy the breach entirely by the end of said thirty (30) day notice period.

      10.4  Discontinuance of Supply.  Upon such notification of
            ------------------------
termination, the Vendor must immediately discontinue all supply of Products.

      10.5  Payments.  When the Owner terminates this Agreement for cause
            --------
pursuant to subsection 10.2, notwithstanding anything herein to the contrary, the Owner may withhold payments in amounts that it reasonably believes are in dispute, if any, at such time to the Vendor for the purposes of offset of amounts owed to the Owner pursuant to the terms of this Agreement, until such time as the exact amount of damages due to the Owner from the Vendor is fully determined; provided that in the event that any such disputed amounts are
         ----
determined to in fact be owed by the Owner to the Vendor, such amounts will be increased by the late payment penalties, if any, applicable thereto pursuant to subsection 3.4.

      10.6  Costs.  In the event of a termination due to a Vendor Event of
            -----
Default, the Owner will be entitled to receive from the Vendor the following:
(i) with respect to those costs and expenses incurred by the Owner in procuring substitute subscriber units (and their included accessories) for the Products not delivered by the Vendor, only those reasonable direct out of pocket costs and expenses incurred by the Owner in reasonably procuring substitute subscriber units (and their included accessories) having the most comparable features and functionality available at such time, in excess of the costs and expenses the Owner would have otherwise incurred hereunder in purchasing such undelivered Products; and (ii) with respect to any other costs and expenses incurred by the Owner, only those reasonable direct out-of-pocket costs and expenses incurred by the Owner that the Owner would not otherwise have incurred under this Agreement which arise as a result of the Vendor's failure to perform any other obligation under this Agreement. For the purpose of clause "(i)" of this subsection 10.6, the Owner shall be entitled to recover only those reasonable direct out of pocket costs and expenses pertaining to procuring that number of substitute subscriber units (and their included accessories) equal to
(x) the amount of the Total Minimum Commitment (as such amount may be increased or decreased from time to time pursuant to the terms of this Agreement), minus
(y) that number of Subscriber Units purchased by the Owner as of the date of any such termination. The amount to be paid by the Vendor pursuant to this subsection 10.6 will survive termination of this Agreement and will be subject to the limitations of liability set forth in this Agreement.

      10.7  Continuing Obligations.  Termination of this Agreement for any
            ----------------------
reason (i) will not relieve either Party of its obligations with respect to the confidentiality of the Proprietary Information as set forth in subsection 8.2,
(ii) will not relieve either Party of any obligation which applies to it and which expressly or by implication survives termination, and (iii) except as otherwise provided in any provision of this Agreement expressly limiting the liability of either Party, will not relieve either Party of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination.

      10.8  The Vendor's Right to Terminate.  The Vendor has the right to
            -------------------------------
terminate this Agreement in its entirety without any penalty or payment obligations, upon the occurrence of any of the following (each an "Owner Event of Default"):

      (a) the Owner (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment; or

      (b) the Owner commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

      (c) the Owner fails to (i) make payments of undisputed amounts (considered separately and not in aggregate) of less than five million ($5,000,000) due to the Vendor pursuant to the terms of this Agreement, provided that such failure has continued for at least fifteen (15) days
- - -------- ----
after the Vendor has provided the Owner with written notice of its intent to so terminate on account of such overdue amount, or (ii) make payments of undisputed amounts in excess of five million ($5,000,000) due to the Vendor pursuant to the terms of this Agreement, provided that such failure has
                                         -------- ----
continued for at least thirty (30) days after the Vendor has provided the Owner with written notice of its intent to so terminate on account of such overdue amount; and provided further that if the Vendor notice provided to the
            -------- -------
Owner pursuant to and in accordance with either clause (i) or (ii) is the first such notice provided to the Owner by the Vendor in any rolling twelve (12) month period, the Owner will have an additional thirty (30) days to cure any such default prior to the Vendor having the right to terminate this Agreement pursuant to this subsection 10.8(c); or

      (d) the Owner repeatedly and materially breaches subsection 8.2 notwithstanding the fact that the Vendor will have provided the Owner with prior written notice describing the alleged material breaches and will have given the Owner a reasonable time (not less than thirty (30) days) to cure any such breaches; or

      (e)  the Owner fails to comply with subsection 11.19; or

      (f) the Owner violates any Applicable Laws, and the effect of such violation materially impairs the Owner's ability to perform its obligations under this Agreement; or

      (g) the Owner fails to purchase in any of the respective Annual Supply Periods or the Stub Period, as applicable, the First Annual Minimum Commitment, the Second Annual Minimum Commitment, the Third Annual Minimum Commitment or the residual amount to be purchased in the Stub Period, as applicable and as such Annual Minimum Commitments may reduced from time to time in accordance with the terms of this Agreement; or

      (h) the Owner fails to issue Purchase Orders for those amounts of Products which are considered to be under firm Purchase Orders pursuant to any Forecast and in accordance with the terms of this Agreement; or

      (i) the Owner fails to pay when due more than ten (10) undisputed payment amounts in aggregate value in excess of seven million five hundred thousand dollars ($7,500,000) in any given consecutive nine (9) month period; or

      (j) the Owner otherwise materially breaches any provision of this Agreement which such material breach it has not cured within a reasonable time after notification by the Vendor thereof.

      10.9  Vendor Remedies.  If any of the Owner Events of Default exist,
            ---------------
the Vendor may, without prejudice to any rights or remedies of the Vendor in this Agreement or at law or in equity (except as such legal or equitable remedies may be limited by this Agreement), terminate this Agreement (i) immediately upon the occurrence of any Owner Event of Default specified in clauses (a), (b), (c), (d), (i) and (j) and (ii) after thirty (30) days prior written notice upon the occurrence of any other Owner Event of Default. All amounts owed by the Owner to the Vendor prior to any such termination shall be payable immediately upon termination. Notwithstanding anything set forth in this Agreement, immediately upon the occurrence of any Owner Event of Default the Vendor shall have the right, without any penalty or payment obligations, to suspend Vendor's performance with respect to manufacturing Products, to stop shipment of all Products subject to Purchase Orders, and to recall, if possible, all Products subject to unfulfilled or undelivered Purchase Orders.

      10.10  Special Termination Events.  (a) In the event that financing
             --------------------------
for the Owner's build-out of the initial phase of the Nationwide Network has not been finalized with the Contract Vendors on terms and conditions reasonably satisfactory to the Owner, on or before July 29, 1996, the Owner will have the right, but not the obligation, to terminate this Agreement in its entirety without charge or penalty of any kind; provided that the Owner will
                                       -------- ----
only have this right if it has terminated or materially amended (as a result of a failure to achieve adequate financing) at least one of its then existing Procurement and Services Contracts; and provided further that in the
                                        -------- -------
event the Owner elects to exercise its rights under this subsection 10.10 and any Procurement and Services Contract then remains outstanding and in force, the Vendor and the Owner will negotiate in good faith to make any equitable modifications in Annual Minimum Commitments and corresponding pricing prior to and in lieu of any such termination. The "Financing Interim Period" means the period from the Effective Date to July 29, 1996. In the event of a termination of this Agreement pursuant to this subsection 10.10, the Owner will remain liable for amounts due to the Vendor for (i) amounts owed by the Owner to the Vendor prior to such termination, (ii) all Products which are forecasted in the first five months of the then current Forecast Period for the then current Forecast (up to the full amount of such forecasted Products) which are delivered by the Vendor pursuant to the specific terms of this Agreement to the FOB point, the Owner and/or any of its facilities or sites in accordance with the terms of this Agreement and (iii) all such other amounts for customization, specific engineering or change orders ordered by the Owner prior to such termination. Any amounts owed by the Owner for Products delivered by the Vendor during such Financing Interim Period not otherwise invoiced to the Owner by the Vendor prior to the termination of such Financing Interim

Period, will be invoiced to the Owner by the Vendor within thirty (30) days (but failure to so invoice will not excuse the Owner's obligation to otherwise pay the Vendor pursuant to the terms of this subsection 10.10) of such termination pursuant to this subsection 10.10 and will be payable by the Owner within thirty (30) days of receipt of such invoice. Except as specifically set forth in clause (i), clause (ii) and/or clause (iii) above, in this subsection 10.10, in no event will the Owner be liable to the Vendor due to a termination of this Agreement pursuant to this subsection 10.10 for any of the Vendor's direct or indirect costs or expenses incurred in connection with any supplies or equipment ordered by the Vendor or agreements entered into by the Vendor in order to enable it to fulfill its obligations hereunder or in connection with the establishment of and/or upgrade to its manufacturing, personnel, engineering, administrative or other capacities and/or resources in contemplation of or pursuant to its performance in accordance with the terms of this Agreement.

      (b) If, prior to [   ] the Vendor, for any reason whatsoever, fails or is
otherwise unable to commence delivery to the Owner of Subscriber Units with an
average of [ ] hours of continuous talk time based on [   ] voice activity,
[   ] dBm transmit power at the antenna,and a standard battery pack, the Owner
will be able to, in its sole discretion, [   ] or at any time within the ten
(10) Business Day period thereafter, terminate this Agreement in its entirety without any payment or penalty of either Party whatsoever; provided that within
                                                           -------- ----
thirty (30) days of such termination each Party will pay any and all monies then actually outstanding, owed, accrued or otherwise due to the other Party up to the point of such termination including payment for any Purchase Orders or Excess Purchase Orders from the Owner to the Vendor outstanding at the time of such termination; and provided further the Owner will still be committed to
                      -------- -------
submit Purchase Orders and pay for all Products delivered subject to the most
recent then outstanding Forecasts for [   ], pursuant to the terms of this
Agreement.

      SECTION 11.  GENERAL PROVISIONS

      11.1  Assignment.  Except as otherwise permitted herein, neither this
            ----------
Agreement nor any portion hereof may be assigned by either Party without the express prior written consent of the other Party provided that such
                                                 -------- ----
consent will not otherwise be unreasonably withheld. The Owner may, without the consent of the Vendor, (i) assign in whole, but not in part, its rights hereunder to any direct or indirect wholly owned operating subsidiary of the Owner or of Sprint Spectrum Holding Company, L.P., a Delaware limited partnership (provided that any such assignment to any such subsidiary
             -------- ----
will not be deemed a release of the Owner's obligations hereunder unless the Vendor will have given prior written consent to any such release) and/or (ii) collaterally assign its rights hereunder (including, but not limited to, all licenses with respect to the Software) to the parties providing financing for any part of the Nationwide Network under a collateral trust for the benefit of the Vendor and one or more other entities providing financing for any part of the Nationwide Network or similar arrangement for the benefit of the entities providing for the financing for any part of the Nationwide Network, in either case, which collateral trust or similar arrangement, as the case may be, is reasonably acceptable to the parties providing financing for any part of the Nationwide Network in accordance with the terms of the financing documents. If requested by the Owner, the Vendor, will within seven (7) days of such request, provide a written consent to any such assignment; provided that such consent will
                                        -------- ----
permit reassignment if the financing parties exercise their remedies under the documents for such financing subject to reasonable standards as to (i) the creditworthiness of the assignee and (ii) the fact that the assignee is not at such time a direct competitor of the Vendor or of its affiliates. The foregoing rights and obligations are in addition to those set forth in subsection 11.2. Any attempted assignment in violation of the terms of this Agreement will be null and void.

      11.2  Successors and Assigns.  This Agreement will bind and inure to
            ----------------------
the benefit of the Parties to this Agreement, their successors and permitted assigns.

      11.3  Survival of Obligations.  The Parties' rights and obligations
            -----------------------
which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, including but not limited to those rights and obligations of the Parties set forth in subsections 3.7, 3.8, 10.6 and 10.9 and Sections 7, 8 and 9, will survive such termination, cancellation or expiration.

      11.4  Severability.  If any provision in this Agreement will be held
            ------------
to be invalid or unenforceable, the remaining portions will remain in effect. In the event such invalid or unenforceable provision is considered an essential element of this Agreement, the Parties will promptly negotiate a replacement provision.

      11.5  Non-waiver.  No waiver of the terms and conditions of this
            ----------
Agreement, or the failure of either party strictly to enforce any such term or condition on one or more occasions will be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

      11.6  Compliance with United States Regulations.Nothing contained in
            -----------------------------------------
this Agreement will require or permit the Owner or the Vendor to do any act inconsistent with the requirements of (a) the regulations of the United States Department of Commerce, or (b) the foreign assets controls or foreign transactions controls regulations of the United States Treasury Department, or
(c) any Applicable Law, regulation or executive order as the same may be in effect in the Territory from time to time.

      11.7  Notices.  All notices, requests, demands, consents, agreements
            -------
and other communications required or permitted to be given under this Agreement will be in writing and will be mailed to the party to whom notice is to be given, by facsimile, and confirmed by first class mail, postage prepaid, and properly addressed as follows (in which case such notice will be deemed to have been duly given on the day the notice is first received by the party):

SPRINT SPECTRUM L.P.
4717 Grand Avenue
Kansas City, Missouri 64112
Attention: Vice President, Business Development
Facsimile No.: (816) 559-6040
Telephone No.: (816) 559-6000

with a copy to:

Joe Gensheimer
General Counsel
Sprint Spectrum L.P.
4717 Grand Avenue
Kansas City, Missouri  64112
Facsimile No.: (816) 559-2591
Telephone No.: (816) 559-2500

QUALCOMM Personal Electronics
10300 Campus Point Drive
San Diego, CA  92121-1579
Facsimile No.: (619) 658-1564
Telephone No.: (619) 658-2626
Attn.:Director of Strategic Accounts, Sony/QUALCOMM CDMA Marketing

with a copy to:

Steven Altman
Secretary
6455 Lusk Boulevard
San Diego, California  92121-2779
Facsimile No.:  (619) 658-2500
Telephone No.: (619) 658-4811

QUALCOMM Incorporated
6455 Lusk Boulevard
San Diego, CA 92121-2779
Facsimile No.: (619) 658-1564
Telephone No.: (619) 658-2933
Attn.:Vice President and General Manager, Subscriber Products Division

with a copy to:

SONY ELECTRONICS INC.
16450 West Bernardo Drive
San Diego, California 92127
Facsimile No.: (619) 673-3232

Telephone No.: (619) 673-3219
Attn.:President, Wireless Telecommunications Co.

            The above addresses can be changed by providing notice to the other Party in accordance with this subsection 11.7.

      11.8  Dispute Resolution.  (a)  Subject to subsections 10.2, 10.3,
            ------------------
10.8, 10.9 and 11.10, in the event any controversy, claim, dispute, difference or misunderstanding arises out of or relates to this Agreement, any term or condition hereof, any of the work to be performed hereunder or in connection herewith, the respective System Managers of the Owner and the Vendor will meet and negotiate in good faith in an attempt to amicably resolve such controversy, claim, dispute, difference or misunderstanding in writing. Such System Managers must meet for this purpose within ten (10) Business Days, or such other time period mutually agreed to by the Parties, after such controversy, claim, dispute, difference or misunderstanding arises. If the Parties are unable to resolve the controversy, claim, dispute, difference or misunderstanding through good faith negotiations within such ten (10) Business Day period, each Party will, within five (5) Business Days after the expiration of such ten (10) Business Day period, prepare a written position statement which summarizes the unresolved issues and such Party's proposed resolution. Such position statement must be delivered by the Vendor to the Owner's Vice President of Engineering or Operations or then equivalent officer and by the Owner to the Vendor's corresponding officer or representative for resolution within (5) Business Days, or such other time period mutually agreed to by the Parties.

      (b) If the Parties continue to be unable to resolve the controversy, claim, dispute, difference or misunderstanding, either Party may initiate arbitration in accordance with the provisions of subsection 11.9; provided,
                                                                  --------
however, that with respect to any controversy, claim, dispute, difference
- - -------
or misunderstanding (other than an undisputed claim with respect to the payment of money) arising out of or relating to this Agreement by which either Party seeks to obtain from the other monetary damages in excess of [ ], either Party, in such case, may commence an action in any state or federal court in accordance with subsection 11.12 to resolve such matter in lieu of proceeding with an arbitration pursuant to and in accordance with subsection 11.9. The arbitrators hired or otherwise chosen pursuant to and in accordance with the terms of this Agreement will determine issues of arbitrability pursuant to the terms of this Agreement but may not in any way limit, expand or otherwise modify the terms of this Agreement nor will they have any authority to award punitive or other damages in excess of compensatory damages (other than as specifically set forth in this Agreement) and each Party irrevocably waives any such claim thereto when invoking the arbitration provisions of subsection 11.9.

      11.9  Arbitration.  (a)  An arbitration proceeding initiated by
            -----------
either Party under this Agreement with respect to any controversy, claim, dispute, difference or misunderstanding will be conducted in New York in accordance with the Commercial Arbitration rules of the AAA, except that, at the request of either Party, a stenographic transcript of the testimony and proceedings will be taken and the arbitrators will base their decision upon the records and briefs of the Parties.

      (b) Such arbitration will be initiated by either Party by notifying the other Party in writing and will be settled before three (3) impartial arbitrators, one of whom will be named by the Owner, one by the Vendor and the third by the two arbitrators appointed by the Owner and the Vendor, respectively. All of the named arbitrators will have significant experience in the wireless telecommunications industry. If either the Owner or the Vendor fails to select an arbitrator within ten (10) days after notice has been given of the initiation of the arbitration, the officer in charge of the New York office of the AAA will have the right to appoint the other arbitrator, and the two arbitrators thus chosen will then select the third arbitrator.

      (c) Except as the Parties may otherwise mutually agree, the arbitration hearings will commence within fifteen (15) Business Days after a Party's initiation of the arbitration. The Federal Rules of Evidence will apply and reasonable discovery, including depositions, will be permitted. Discovery issues will be decided by the arbitrators and post-hearing briefs will be permitted.

      (d) The arbitrator will render a decision within ten (10) days after the conclusion of the hearing(s) and submission of post-hearing briefs and a written opinion setting forth findings of fact and conclusions of law will be made available to the Parties within that time period. The decision of the majority of the arbitrators regarding the matter submitted will be final and binding upon the Parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

      (e) Each Party will pay for the services and expenses of the arbitrator appointed by it, its witnesses and attorneys, and all other costs incurred in connection with the arbitration (including, without limitation, the cost of the services and expenses of the arbitrator appointed by the two arbitrators appointed by the Parties) will be paid in equal part by the Parties, unless the award will specify a different division of the costs. Unless otherwise specifically stated in this Agreement, during the pendency of any arbitration proceedings, the Parties agree to continue to perform their obligations hereunder in the same manner as prior to the institution of arbitration proceedings.

      11.10  Other Remedies.  Notwithstanding anything to the contrary
             --------------
herein contained, each Party will be entitled to pursue any equitable rights and remedies that are available at law or in equity without complying with subsection 11.9.

      11.11  Tolling.  All applicable statutes of limitation will be tolled
             -------
to the extent permitted by Applicable Law while the dispute resolution procedures specified in subsections 11.8 and 11.9 are pending, and nothing herein will be deemed to bar any Party from taking such action as the Party may reasonably deem to be required to effectuate such tolling.

      11.12  Governing Law and Forums.  This Agreement is governed by the
             ------------------------
laws and statutes of the State of New York, exclusive of New York's conflict of laws rules. This Agreement will be deemed to be made and executed in the State of New York. If one Party commences a lawsuit in relation to this Agreement against the other Party, such lawsuit can only be brought in the State of New York. The Parties hereby waive a trial by jury in any such lawsuit. The Vendor and the Owner each hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement will be brought in the Federal District Court for the Southern District of New York which court will have exclusive jurisdiction over any controversy arising out of this Agreement, (b) consents to the jurisdiction of such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in such court and claim that any such suit, action or proceeding has been brought in an inconvenient forum. Service of process in any suit, action or proceeding may be made by mailing or delivering a copy of such process to the Owner or the Vendor, as the case may be, at the addresses indicated in subsection 11.7 hereof and in the manner set forth in such subsection 11.7. Nothing in this subsection 11.12 will affect the right of the Owner or the Vendor to serve legal process in any other manner permitted by law.

      11.13  Entire Agreement.  This Agreement, together with all
             ----------------
Appendices, Exhibits and Schedules attached hereto, which are incorporated herein by this reference, constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment to this Agreement will be effective unless made in writing and signed by duly authorized representatives of each of the Parties. Except as otherwise provided in this Agreement, any additional or inconsistent terms stated by the Owner in any Purchase Order issued hereunder will be of no force or effect other than to express types and quantities of Products ordered and shipment destinations.

      11.14  Improvements, Inventions and Innovations.  All rights in any
             ----------------------------------------
improvements, inventions, and innovations made by the Owner will vest in the Owner, and the Owner and its Affiliates will have the right to exploit such improvements, inventions, and innovations. All rights in any improvements, inventions and innovations made by the Vendor will vest in the Vendor, and the Vendor and its affiliates will have the right to exploit such improvements, inventions and innovations.

      11.15  Conflicts.  In the event of any conflict or inconsistency
             ---------
among the provisions of this Agreement and the documents attached hereto and incorporated herein, such conflict or inconsistency will be resolved by giving precedence to this Agreement and thereafter to the Exhibits, Schedules and the Appendices.

      11.16  Independent Contractors.  The relationship between the Vendor
             -----------------------
and the Owner pursuant to this Agreement is that of independent contractors. The Vendor and the Owner are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship pursuant to this Agreement other than independent contracting parties.

      11.17  Force Majeure.  If the performance of this Agreement
             -------------
(including without limitation any deliveries hereunder) is interfered with by reason of any circumstance beyond the reasonable control of the Party affected, including without limitation, fire, acts of God or the public enemy, riots and insurrections, strikes, boycotts or lockouts, embargoes, judicial action, lack of or inability to obtain export permits or approvals, necessary labor, materials, energy, components or machinery, and acts of civil or military authorities (each an event of "Force Majeure"), then the Party affected will be excused from such performance on a day-for-day basis to the extent of such interference (and the other Party will likewise be excused from performance on a day-for-day basis to the extent such Party's obligations relate to the performance so interfered with); provided that the Party so affected
                                 -------- ----
will use its best efforts under the circumstances to remove such causes of nonperformance. In the event of a Force Majeure claimed by the Vendor which lasts in excess of one-hundred twenty (120) days from the commencement of any such claim by the Vendor hereunder, the Owner will have the right, but not the obligation, to terminate this Agreement. The Vendor will not be liable to the Owner for any damages or other amounts as a result of any termination pursuant to this subsection 11.17. Notwithstanding anything in this subsection 11.17 to the contrary, from the Effective Date until July 1, 1997, neither Party will be entitled to claim an event of Force Majeure pursuant to this subsection 11.17 or otherwise, due to or based upon lack or inability to obtain export permits or approvals, or lack of necessary labor, materials, energy, components or machinery, unless such lack or inability to obtain export permits or approvals, lack of necessary labor, materials, energy, components or machinery is due to a verifiable force majeure claim from a third party supplier (to the Owner or the Vendor, as the case may be) based upon a fire, act of God or public enemy, riot or insurrection, strike, boycott or lockout, embargo, judicial action, and/or acts of civil or military authorities that is beyond the reasonable control of such third party supplier.

      11.18  Change of Control of the Vendor.  The Vendor will not
             -------------------------------
consolidate with or merge into any other Person or convey, transfer or lease (other than in connection with sale leaseback or lease financing transactions in connection with ongoing Vendor operations) all or substantially all of its assets to any Person, nor will the Vendor permit any Person or group (as such term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to own or acquire fifty percent (50%) of the value of the Vendor's equity interests where such Person or group did not own as of the Effective Date in excess of ten percent (10%) of such equity interests (any such Person or group will be referred to as the "Vendor's Succeeding Entity"), unless:

             (i) the Vendor's Succeeding Entity will agree to assume the obligations of the Vendor under this Agreement; and

            (ii)  the Owner will have approved the transaction, based solely on
                  (i) the creditworthiness of the Vendor's Succeeding Entity,
                  (ii) whether the Vendor's Succeeding Entity is a competitor of the Owner and

                  (iii) whether in the Owner's reasonable judgment the Vendor's Succeeding Entity will be able to fulfill the obligations of the Vendor (including, but not limited to, the Vendor's obligations as to then present or future orders) under this Agreement.

      11.19  Change of Control of the Owner.  Except as otherwise permitted
             ------------------------------
under subsection 11.1, the Owner will not consolidate with or merge into any other business entity or convey, transfer or lease all or substantially all of its assets to any Person, nor will the Owner permit any Person or group (as such term is defined in the Exchange Act) to own or acquire fifty percent (50%) of the value of the Owner's limited partnership interests or general partnership interests where such Person or group did not own as of the Effective Date in excess of ten percent (10%) of either of such partnership interests (any such Person or group will be referred to as the "Owner's Succeeding Entity"), unless:

      (a) the Owner's Succeeding Entity will agree to assume the obligations of the Owner under this Agreement; and

      (b) the Vendor will have approved the transaction, based solely on (i) the creditworthiness of the Owner's Succeeding Entity and (ii) whether the Owner's Succeeding Entity is a direct competitor of the Vendor or any affiliate of the Vendor in the business of selling wireless telephones.

      11.20  Offset.  Either Party may deduct or retain out of any moneys
             ------
which may be due or become due to the other Party hereunder or otherwise any amounts such other Party owes to such first Party hereunder or otherwise.

      11.21  Additional Insured.  In addition to any indemnities for
             ------------------
product liability provided by the Vendor to the Owner hereunder as of the Effective Date, the Vendor will name the Owner as an additional insured on its product liability insurance policies to provide the Owner with ten million dollars ($10,000,000) of coverage under such policies. Such policies will be with reputable carriers and will have terms reasonably satisfactory to the Owner. With respect to such policies as of the Effective Date, the Owner acknowledges that the carriers and the terms of such policies are satisfactory to the Owner.

      SECTION 12.  AFFILIATES

      12.1  Agreements with Initial Affiliates.  During the Initial Term of
            ----------------------------------
this Agreement, the Owner will have the right, but not the obligation, to require that the Vendor enter into separate agreements with any Initial Affiliate designated by the Owner (each, an "Initial Affiliate Agreement") for the supply of Products pursuant to the same prices as set forth herein and on similar warranty and indemnity terms and conditions as those set forth in this Agreement.

      12.2  Additional Affiliates.  On a quarterly basis commencing on the
            ---------------------
Effective Date and during the Initial Term of this Agreement, the Owner may, upon fifteen (15) days' prior written notice to the Vendor, designate any Person which has been licensed to use PCS in the Territory but which is not an Initial Affiliate as an "Additional Affiliate"; provided that the
                                                -------- ----
Vendor will have a reasonable opportunity to review and approve such designation, such approval not to be unreasonably withheld, based upon (i) reasonable credit criteria, (ii) the fact that such proposed Additional Affiliate has not in the past materially breached prior material agreements with the Vendor or its affiliates, (iii) the fact that the proposed Additional Affiliate is not, at the time of such determination, a direct competitor to the Vendor or its affiliates in the wireless telecommunications business and (iv) the fact that the proposed Additional Affiliate is not, at the time of such determination, otherwise engaged with the Vendor or its affiliates in a material agreement for the purchase and/or supply of PCS CDMA wireless technology; and provided, further, that (x) the Owner, any Partner or
                --------  -------
any Initial Affiliate has at least a ten percent (10%) equity ownership in such Person, (y) such Person is controlled by or under the common control with the Owner, any Partner or any Initial Affiliate or (z) there exists between the Owner and such Person an Additional Affiliate Arrangement.

      12.3  Agreements with Additional Affiliates.  During the Initial Term
            -------------------------------------
of this Agreement, the Owner will have the right, but not the obligation, to require that the Vendor enter into separate agreements with any Additional Affiliate designated by the Owner (each, an "Additional Affiliate Agreement") for the supply of Products at similar price and warranty terms as are then available to the Owner pursuant to the terms of this Agreement. The Vendor must enter into good faith negotiations for the establishment of such Additional Affiliate Agreements with any such Additional Affiliate promptly upon the designation of such Additional Affiliate by the Owner and upon notice to the Vendor that such Additional Affiliate desires to enter into an Additional Affiliate Agreement. Any Additional Affiliate that enters into an Additional Affiliate Agreement with the Vendor will have the right to choose among the Products offered to the Owner under this Agreement solely for use within the Nationwide Network.

      12.4  Affiliate Rights.  Notwithstanding anything herein contained to
            ----------------
the contrary, Affiliates will not be deemed third party beneficiaries to this Agreement or otherwise have any rights hereunder. Only the Owner may designate a Person as an Affiliate in accordance with the terms of this Section 12 and only the Owner has the right and/or the ability to enforce any rights hereunder against the Vendor.

      SECTION 13.  REPRESENTATIONS AND WARRANTIES


      13.1  Representations and Warranties of the Vendor and the
            -----------------------------------------------------
Guarantors.  The Vendor and the Guarantors hereby represent and warrant to
- - ----------
the Owner as follows:

      (a)  Due Organization of the Vendor and the Guarantors.  (i)  The
           -------------------------------------------------
Vendor is a general partnership, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations under this Agreement makes such qualification necessary or required.

            (ii) QUALCOMM is a corporation, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations under this Agreement makes such qualification necessary or required.

            (iii) Sony is a corporation, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations under this Agreement makes such qualification necessary or required.

      (b)  Due Authorization of the Vendor and the Guarantors; Binding
           ------------------------------------------------------------
Obligation.  The Vendor and each of the Guarantors have full partnership or
- - ----------
corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder, and the execution, delivery and performance of this Agreement by each of the Vendor and the Guarantors has been duly authorized by all necessary corporate and/or partnership action on the part of each of the Vendor and the Guarantors; this Agreement has been duly executed and delivered by the Vendor and is the valid and binding obligation of the Vendor enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought. This Agreement has been duly executed and delivered by each of the Guarantors, in their capacity as guarantors pursuant to Section 14, and is the valid and binding obligation of each Guarantor enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

      (c)  Non-Contravention.  The execution, delivery and performance of
           -----------------
this Agreement by the Vendor and the Guarantors and the consummation of the transactions contemplated hereby do not and will not contravene the partnership arrangements governing the conduct of the partners in the Vendor or corporate arrangements governing each of the Guarantors and do not and will not conflict with or result in (i) a breach of or default under any material indenture, mortgage, instrument, judgment, decree, order or ruling to which the Vendor or any of the Guarantors are a party or by which it or any of its properties is bound or affected, or (ii) a breach of any Applicable Law.

      (d)  Regulatory Approvals.  All material authorizations by, approvals
           --------------------
or orders by, consents of, notices to, filings with or other acts by or in respect of any Governmental Entity or any other Person required in connection with the execution, delivery and performance of this Agreement by the Vendor and the Guarantors have been obtained or will be obtained in due course.

      (e)  Non-Infringement.  Except as set forth on Schedule 7, the Vendor
           ----------------
and the Guarantors each represent and warrant that as of the Effective Date there are no threatened or actual claims or threatened or actual suits in connection with patents and other intellectual property matters that would or could materially adversely affect the Vendor's or the Guarantors' ability to perform their obligations under this Agreement.

      (f)  Requisite Knowledge.  The Vendor has or will obtain all
           -------------------
requisite knowledge, know-how, skill, expertise and experience to perform its obligations in accordance with the terms of this Agreement.

      (g)  Financial Capacity.  The Vendor has the financial, management
           ------------------
and manufacturing capacity and capabilities to do the work in a timely manner in accordance with the terms of this Agreement.

      13.2  Representations and Warranties of the Owner.  The Owner hereby
            -------------------------------------------
represents and warrants to the Vendor and each Guarantor as follows:

      (a)  Due Organization of the Owner.  The Owner is a limited
           -----------------------------
partnership, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in Delaware and in any other jurisdiction in which the transaction of its business makes such qualification necessary or required.

      (b)  Due Authorization of the Owner; Binding Obligation.  The Owner
           --------------------------------------------------
has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by each of the Owner have been duly authorized by all necessary partnership action on the part of the Owner; this Agreement has been duly executed and delivered by the Owner and is the valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      (c)  Non-Contravention.  The execution, delivery and performance of
           -----------------
this Agreement by the Owner and the consummation of the transactions contemplated hereby do not and will not contravene the partnership arrangements governing the conduct of the Partners in the Owner and do not and will not conflict with or result in (i) a breach of or default under any material indenture, agreement, instrument, judgment, decree, order or ruling to which the Owner is a Party or by which it or any of its properties is bound or affected, or (ii) a breach of any Applicable Law.

      (d)  Regulatory Approvals.  All material authorizations by, approvals
           --------------------
or orders by, consents of, notices to, filings with or other acts by or in respect of any Governmental Entity or any other Person required in connection with the execution, delivery and performance of this Agreement by the Owner have been obtained or will be obtained in due course.

      (e)  Requisite Knowledge.  The Owner has all requisite knowledge,
           -------------------
know-how, skill, expertise and experience to perform its obligations under this Agreement.

      SECTION 14.  GUARANTY

        14.1  Guaranty.  Each of the Guarantors hereby irrevocably and
              ---------
unconditionally, severally but not jointly, guarantees the punctual payment and performance of each and every obligation of the Vendor under this Agreement and agrees that if for any reason whatsoever the Vendor will fail or be unable duly, punctually and fully to perform any such obligation under this Agreement, either of the Guarantors will forthwith perform each and every such obligation, or cause each such obligation to be performed, without regard to any exercise or nonexercise by the Owner of any right, remedy, power or privilege under or in respect of the Agreement against the Vendor. The obligations of each of the Guarantors will be subject to the Owner providing each of the Guarantors written notice (unless the giving of such notice is prevented by Applicable Law or court order) of any default of the Vendor in performing any obligation for which the Owner is seeking the guaranty of either Guarantor. The Guarantors will cure such default within fifteen (15) Business Days after receipt by the Guarantors of written notice thereof specifying the nature of such default. In addition, the Guarantors agree to reimburse the Owner on demand for any and all expenses (including counsel fees and expenses) reasonably incurred by the Owner in enforcing or attempting to enforce any rights under this guaranty. Notwithstanding anything to the contrary stated in this Section 14, QUALCOMM will only be liable for up to fifty one percent (51%) of the obligations under this Section 14, including, but not limited, to all payment obligations under this Section 14 and Sony will only be liable for up to forty nine percent (49%) of the obligations under this Section 14, including, but not limited to, all payment obligations under this Section 14.

            14.2  Guaranty Absolute.  The liability of each of the
                  -----------------
Guarantors under this Guaranty with respect to the guaranteed obligations will be absolute and unconditional, irrespective of:

      (a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto;

      (b) any amendment to, waiver of or consent to departure from, or failure to exercise any right, remedy, power or privilege under or in respect of, this Agreement, unless the Owner, and any assignee of Owner pursuant to Subsection 11.1, shall expressly agree otherwise in writing, and then only to the extent that such liability is released in such written agreement;

      (c) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty of or security for the performance of all or any of the obligations of the Vendor under the Agreement;

      (d) the insolvency of the Vendor or any other guarantor or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, arrangement, dissolution or liquidation of the Vendor or any other guarantor or any defense which the Vendor or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding;

      (e) any change in ownership of the Vendor or any change, whether direct or indirect, in the relationship of either of the Guarantors to the Vendor, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of the Vendor, each of the Guarantors or any other entity; and

      (f) any other circumstance of a similar or different nature that might otherwise constitute a defense available to either of the Guarantors as a guarantor.

            Except as provided above in this subsection 14.2, in no event shall the obligations of the Guarantors hereunder exceed the obligations the Guarantors would have had if either were itself a party to this Agreement, and each of the Guarantors shall have all rights and defenses of the "Vendor" under the terms of this Agreement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment made, or any part thereof, to the Owner by the Vendor under this Agreement or by either of the Guarantors hereunder is ordered rescinded or must otherwise be returned by the Owner to the Vendor or its representative for any reason, including, without limitation, upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the Vendor or otherwise, all as though such payment had not been made.

            14.3  Waiver.  Each of the Guarantors hereby waives promptness,
                  ------
diligence, notice of acceptance and any other notice with respect to this guaranty and any requirement that the Owner exhaust any right or take any action against or with respect to the Vendor or any other person or entity or any property.

            14.4  No Subrogation.  Notwithstanding any payment or payments
                  --------------
made by either of the Guarantors under or pursuant to this Section 14 or any set-off or application of funds of either of the Guarantors by the Owner, neither of the Guarantors shall, until all of the Vendor's obligations under this Agreement (including warranty obligations) shall have been fulfilled, (a) be entitled to be subrogated to any of the rights of Owner against the Vendor or any other guarantor or in any collateral security or guaranty or right of offset held by the Owner for the performance and payment of all of the obligations of the Vendor under this Agreement, or (b) seek any reimbursement or contribution from the Vendor or any other guarantor in respect of any payment, set-off or application of funds made by either of the Guarantors under or pursuant to this Section 14.

            14.5  No Petition.  Neither of the Guarantors will, without the
                  -----------
prior consent of Owner, voluntarily commence, or join with or solicit any other person or entity in commencing, any case or other proceeding seeking liquidation, reorganization or other relief with respect to the Vendor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Vendor.

            14.6  Continuing Guaranty: Assignments.  The Guaranty set forth
                  --------------------------------
in this Section 14 will be construed as a continuing, absolute and unconditional guaranty of payment and performance, and, except as specifically provided in subsection 14.1 above, the obligations of the Guarantors hereunder will not be conditioned or contingent upon the pursuit by Owner at any time of any right or remedy against the Vendor or against any other person or entity which may be or become liable in respect of all or any part of the obligations of the Vendor under this Agreement or against any collateral security or guaranty therefor. The Guaranty set forth in this Section 14 will (i) remain in full force and effect until satisfaction in full of all the Vendor's obligations under this Agreement, (ii) be binding upon each of the Guarantors and their respective successors and (iii) inure to the benefit of and be enforceable by the Owner and its successors, transferees and assigns. Except as may be necessary to fulfill its obligations hereunder in a timely manner, and with the consent of Owner, not to be unreasonably withheld or delayed, neither of the Guarantors will have any right, power or authority to delegate all or any of its obligations hereunder; provided that upon any such
                                         -------- ----
delegation permitted hereunder, each of the Guarantors will nevertheless remain liable for the performance of any obligations so delegated.

            14.7  Other Terms.  Subsections 11.1, 11.2, 11.3, 11.4, 11.5,
                  -----------
11.7, 11.8, 11.9, 11.10, 11.11 and 11.12 will apply to and be binding upon each of the Guarantors to the same extent as such provisions apply to and are binding upon the Vendor. In executing this Agreement, each of QUALCOMM and Sony are directly bound by the provisions of subsection 3.3 applicable to them, in addition to their obligations as Guarantors hereunder. For purposes of this Agreement, any breach by either Guarantor of any representation or warranty in this Agreement shall be deemed to only be a breach of such representation and warranty by the Vendor, and not such Guarantor; provided that this
                                                -------- ----
sentence will in no way limit the Guarantors' obligations under Section 14.

      SECTION 15.  OTHER

            15.1  Owner Liabilities.  The Parties understand and agree that
                  -----------------
none of the Partners, nor any of their affiliates (other than the Owner), have guaranteed or otherwise are now in any way liable with respect to any obligations or liabilities of the Owner or any of its subsidiaries pursuant to or in connection with this Agreement. The Parties further understand and agree that neither the Owner nor any of its subsidiaries will guarantee or otherwise be in any way liable for any obligations or liabilities of any of the Partners or any affiliate of the Owner pursuant to this Agreement unless, and only to the extent the Owner or any one of its subsidiaries expressly agrees in writing to guarantee or otherwise be liable for such liability.

            15.2  Counterparts.  This Agreement may be executed by one or
                  ------------
more of the Guarantors and the Parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together will be deemed to constitute one and the same instrument.

            THE OWNER, THE VENDOR AND EACH OF THE GUARANTORS HAVE READ THIS AGREEMENT INCLUDING ALL APPENDICES, EXHIBITS AND SCHEDULES HERETO AND AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS HEREOF AND THEREOF.

            IN WITNESS WHEREOF, the Parties hereto and each of the Guarantors have caused their authorized representatives to execute this Agreement effective as of the date first set forth above.


                                    SPRINT SPECTRUM L.P.,
                                    Owner

                                        /s/ Bernie Bianchino
                                    By: _______________________________________
                                      Name:  Bernie Bianchino
                                      Title: Chief Business Development Officer


                                    QUALCOMM Personal Electronics,
                                    Vendor

                                        /s/ Stephen Burke
                                    By: _______________________________________
                                      Name:  Stephen Burke
                                      Title: Vice President and General Manager


                                    QUALCOMM Incorporated,
                                    Guarantor

                                        /s/ Paul E. Jacobs
                                    By: _______________________________________
                                      Name:  Paul E. Jacobs
                                      Title: Vice President and General Manager
                                              Subscriber Products


                                    SONY ELECTRONICS INC.,
                                    Guarantor

                                        /s/ Yutaka Sato
                                    By: _______________________________________
                                      Name:  Yutaka Sato
                                      Title: President WTC